As  filed  with  the  Securities  and  Exchange Commission  on  April 30,  1999.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                          7379                         13-3950283
 (state or other          (Primary standard industrial            (IRS employer
 jurisdiction of             classification number)              identification
  incorporation                                                      number)
or organization)

                         One Blue Hill Plaza, 6th Floor
                           Pearl River, New York 10965
                                 (914) 623-8553

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                Stephen J. Cole-Hatchard, Chief Executive Officer
                      Frontline Communications Corporation
                         One Blue Hill Plaza, 6th Floor
                           Pearl River, New York 10965
                                 (914) 623-8553

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------
                                   Copies to:

                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No. (212) 885-5000
                          Telecopier No. (212) 885-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum          Proposed Maximum
        Title of each Class of                   Amount to be       Offering Price          Aggregate Offering      Amount of
     Securities to be Registered                  Registered         Per Share(1)                Price(1)        Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
issuable upon exercise of warrants                1,840,000                $4.80                $8,832,000                *
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
issuable upon exercise of underwriter
warrants                                            160,000                $6.60                $1,056,000                *
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
issuable upon exercise of underwriter
warrants                                            160,000                $7.92                $1,267,200                *
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
underlying warrants                                 300,000                $5.00                $1,500,000           417.00
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share              357,290(3)          $12.6875                $4,533,117         1,260.20
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
issuable upon exercise of warrants                   21,662(3)           $13.849                   300,019            83.40
---------------------------------------------------------------------------------------------------------------------------------

      Total                                                                                                       $2,134.51
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the exercise price of outstanding warrants and the closing price of the common stock on Nasdaq on April 23, 1999.

(2) Under Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the plan.

(3) Under Rule 416, includes up to 180,518 additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the shares and warrants.

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement relates to the Registration Statement on Form SB-2 (File No. 333-34115), as amended.

* Filing fees of $2,605.44 and $685.34 were previously paid with respect to the 1,840,000 shares issuable upon exercise of the warrants and the 320,000 shares issuable upon exercise of the underwriter's warrants.

                             -----------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated April 30, 1999

                                3,140,518 Shares

                      Frontline Communications Corporation

                                  Common Stock

     This prospectus relates to 1,840,000 shares of common stock issuable upon the exercise of warrants issued in connection with our initial public offering in May 1998. Each public warrant entitles the holder to purchase one share of common stock at a price of $4.80 at any time commencing May 13, 1999 until May 13, 2003. The warrants are redeemable by us at any time after June 13, 1999 upon notice of not less than 30 days, at a price of $.10 per warrant, provided that the closing bid quotation of our common stock on all 20 trading days ending on the third trading day prior to the day on which we give notice has been at least $7.20 and we obtain the written consent of the underwriter of our initial public offering.

     This prospectus also relates to an offering by selling stockholders of:

     o 320,000 shares of common stock issuable upon the exercise of warrants issued to the underwriter and its designees in connection with our initial public offering;

     o 500,000 shares of common stock issuable upon the exercise of options granted under our 1997 stock option plan;

     o 300,000 shares of common stock issuable upon the exercise of warrants issued in a private placement in December 1997;

     o 158,856 shares of common stock issued in a private placement in March 1999; and

     o 21,662 shares of common stock issuable upon exercise of warrants issued in a private placement in March 1999.

     An additional 180,518 shares may be issuable under repricing rights and anti-dilution provisions of the shares and warrants issued in the private placement in March 1999.

     We will not receive any of the proceeds from shares sold by selling stockholders.

     Our common stock is listed for trading on the Nasdaq SmallCap Market under the symbol FCCN. On April 23, 1999, the last reported sale price of our common stock on Nasdaq was $12.6875.

                         -------------------------------

     Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        ---------------------------------


                     This prospectus is dated _____ __, 1999

                               PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors."

                                   The Company

Our Business

     We are an Internet service provider offering Internet access to individual and small business subscribers located in our target markets in the Northeast United States. We provide subscribers with direct access to a wide range of Internet applications and resources, including electronic mail, web site hosting and design, dedicated circuits, e-commerce solutions, access to world wide web sites and regional and local information and data services.

     Since our initial public offering in May 1998, we have increased our subscriber base from approximately 1,400 subscribers to approximately 15,000 subscribers. Our growth has been achieved primarily through acquisitions of the customer bases of other Internet service providers. We are now focusing our marketing efforts primarily on small business subscribers.

     We also acquired WOWFactor, Inc., which provides e-commerce information and services to women. Over 1.2 million women business owners are currently profiled in WOWFactor's on-line directory. Our proposed WOWFactor web site is expected to provide comprehensive e-commerce solutions, advanced business searches, on-line requests for proposals and personal search services for women-owned businesses.

     Our wholly owned subsidiary, CLEC Communications Corp. was granted competitive local exchange carrier status by the New York State Public Service Commission in December 1998. Our subsidiary will have the ability to subscribe to and resell all forms of local telephone service in New York. Before our subsidiary can provide such services, it must enter into an interconnection agreement with a local exchange carrier.

     We will seek to build our own network infrastructure, which we believe will reduce our reliance on incumbent local exchange carriers. We believe that our subsidiary's competitive local exchange carrier status, combined with the efficiencies inherent in operating our own telecommunications network, should benefit our customers by reducing costs and providing more predictable Internet connections.

     Our principal executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and our telephone number is (914) 623-8553. Our Internet web site is located at www.fcc.net. WOWFactor's web site is located at www.wowfactor.com.

                                  The Offering


Common stock offered ...................     3,140,518 shares.



Common stock outstanding ...............     3,388,700 shares.

Use of Proceeds ........................     Assuming that all of the public
                                             warrants are exercised, we will
                                             realize proceeds of $8,832,000.
                                             Assuming the warrants held by
                                             selling stockholders are exercised,
                                             we will realize proceeds of
                                             $1,799,997. Proceeds will be used
                                             for working capital and potential
                                             acquisitions. We will not receive
                                             any of the proceeds from the sale
                                             of common stock by the selling
                                             stockholders.

Nasdaq SmallCap Market symbol ..........     FCCN

Risk Factors ...........................     You should read the "Risk Factors"
                                             section beginning on page 5 and the
                                             other cautionary statements in this
                                             prospectus to ensure that you
                                             understand the risks associated
                                             with an investment in our common
                                             stock.

              Cautionary Note Regarding Forward-Looking Statements

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our plans are forward-looking statements. These statements can sometimes be identified by our use of words such as "may," "anticipate," "expect," "intend," "believe," "estimate" or similar expressions. Our expectations in any forward-looking statements may not turn out to be correct. Our actual results could be materially different from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed under "Risk Factors." We have no obligation to update these statements to reflect events and circumstances after the date of this prospectus.

                          Summary Financial Information

     You should read the following summary financial information together with the "Use of Proceeds" section and our financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:

                                                        Years Ended December 31,
                                                     ---------------------------

                                                        1997           1998
                                                     ---------       ----------

Revenues .........................................    $321,706         $574,964

Cost of revenues .................................     251,928          651,378

Selling, general and administrative costs ........     540,883        1,744,029

Non-cash special compensation charge .............   1,537,000             --

Net loss .........................................  (2,037,417)      (1,744,099)

Net loss per share ...............................       (1.67)            (.72)

Weighted average number
   of shares outstanding .........................   1,218,000        2,435,035


Balance Sheet Data:

                                                       December 31, 1998
                                                       -----------------

Working capital ..................................        $1,245,536

Total assets .....................................         6,286,403

Total liabilities ................................         1,239,016

Stockholders' equity .............................         5,047,387

                                  RISK FACTORS

     The shares offered hereby involve a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

We have a history of losses and anticipate that we will continue to incur losses in the future.

     Since our inception we have incurred significant losses. For the years ended December 31, 1997 and 1998 our net losses were $2,037,417 and $1,744,099. We had an accumulated deficit of $3,843,647 as of December 31, 1998. We expect that our losses will continue as we incur increased operating costs associated with expanding our subscriber base, establishing additional points-of-presence and expanding our product offerings to include e-commerce and web site design. We may not be able to achieve profitability or, if achieved, maintain profitability for any extended period of time.

As an early stage company, we have a limited operating history upon which you can make an investment decision.

     We were organized in February 1997 and are in an early stage of development. Accordingly, we have a limited operating history upon which you can evaluate our performance and future prospects. In considering our prospects, you should realize that, as a new business in a rapidly evolving industry, we may encounter many expenses, delays, problems and difficulties which we lack the experience to identify or quantify at this time.

In order to become profitable, we will need to implement our business plan successfully, including by attracting new subscribers to our Internet access services and increasing the number and efficiency of our points-of-presence.

     The success of our plan of operation depends upon our ability to attract and retain significant numbers of subscribers, consolidate our points-of-presence and establish and equip additional points-of-presence on a timely and cost effective basis. At the same time, we will need to hire and retain skilled management, technical, marketing and other personnel and expand our product and service offerings. We have limited experience in commercializing new Internet products and services. In addition, there is limited information available concerning the potential performance or market acceptance of our points-of-presence or other services. We may not be able to implement our business plan successfully, and we may also encounter unanticipated expenses, problems or technical difficulties which could materially delay the implementation of our business plan.

We plan to change our marketing focus and to offer additional products and services, both of which will place a significant strain on us.

     Historically, we have marketed our Internet services to individual subscribers and the majority of our revenues to date have been generated through individual subscriptions. In electing to expand our target market, we have decided to market our services aggressively to small businesses. We are also in the process of increasing our product offerings. In addition to providing Internet access services, we plan to offer small businesses e-commerce solutions, including commerce-enabled Web sites, document security services and Internet payment services. We also intend to become a reseller of telecommunications services in the near future.

     The expansion of our target markets and product offerings will place significant demands on the time and attention of our senior management and will involve significant financial and other costs, including building necessary network infrastructures, marketing and promoting our new products and services and hiring personnel to provide these new services. We may not be able to enter new markets and offer new services successfully, and we may not be able to undertake these activities while maintaining sufficient levels of customer service to retain our existing subscribers. Any increase in subscriber attrition rate as a result of our shift in business emphasis would have a material adverse effect on us, our reputation and our operations.

We are pursuing a strategy of rapid growth through acquisitions, which may strain our operations and which we may not be able to manage effectively.

     We are pursuing aggressive and rapid growth through the acquisitions of other Internet service providers and companies involved in related Internet-based businesses such as web site design and e-commerce. Our rapid growth has in the past placed, and may continue to place, a significant strain on our business resources. Our growth strategy will create significant demands on the time and attention of our senior management and will involve significant financial and other costs, including identifying and investigating acquisition candidates, negotiating acquisition agreements and integrating the acquired businesses with our existing operations.

     Future acquisitions and the hiring of necessary additional personnel will result in higher capital expenditures and operating expenses for us. Employees and customers of acquired businesses may terminate their relationships with these businesses after we acquire them. We may not be able to successfully consummate any attempted acquisitions or integrate any acquired businesses into our operations.

     Our ability to manage our planned future growth through acquisitions will depend upon our success in:

     o hiring and retaining qualified management, technical and marketing personnel;

     o effectively maintaining high levels of customer service required to retain subscribers while undertaking expansion; and

     o expanding our network infrastructure capacity to service a growing subscriber base.

     If we fail to achieve any of these factors, our business, financial condition, results of operations and the market price of our securities could be materially adversely affected.

We will require a significant amount of capital to carry out our business plan and may need to seek additional financing soon.

     Implementing our current business plan will require significant capital. In the past, we have relied on the issuance of equity securities and borrowings to finance our operations. Based upon certain assumptions related to our business plan and operations, we anticipate that our available capital, together with our projected revenues, will satisfy our anticipated cash requirements through at least the end of 1999. However, our available capital may not be sufficient to permit us to implement our business plan, and our assumptions relating to our business plan may prove to be flawed. If our business plan changes or if our assumptions prove to be inaccurate, we may be forced either to seek additional financing sooner than we currently anticipate or to curtail our expansion activities. Sources of financing may not be available to us on commercially reasonable terms or at all, either of which could have a material adverse effect on our business plan and proposed expansion.

We have no experience consolidating our points-of-presence and cannot predict the effects of consolidation on our operations.

     We currently operate eleven points-of-presence, which are located in New York, New Jersey and Pennsylvania. In an attempt to reduce operating costs and take advantage of economies of scale, we have decided to consolidate our existing points-of-presence into three SuperPOPs which will be located in New York, New Jersey and Pennsylvania and which will cover broader geographic areas.

     The process of consolidating our points-of-presence will be lengthy and will require network installations to complete. We may not be able to consolidate our points-of-presence successfully. The consolidation process may also encounter unforeseen delays and costs. Events such as failure to obtain and install telephone lines and network equipment on a timely and cost-effective basis could materially delay our consolidation plans. Even if we are able to consolidate our points-of-presence, we may not realize savings in operating expenses. We have limited operating experience and have limited financial and other resources to rely on if our initial consolidation efforts fail.

     The results achieved to date by our points-of-presence may not be indicative of the prospects or market acceptance of three larger SuperPOPs serving wider and more geographically dispersed areas. Our points-of-presence are located in the Northeastern United States, making it difficult to predict market reaction to our services outside of the Northeast. In addition, SuperPOPs may not be able to provide the same service to subscribers as our existing points-of-presence. Any disruption to our services and any problems encountered by subscribers as a result of the consolidation could result in increased subscriber attrition, damage our reputation and materially adversely affect our operations and revenues.

We do not have contracts with the supplier that we rely on for our access to telecommunications networks or with the manufacturers of our hardware components.

     We depend on one supplier to provide us with Internet access through leased telecommunications lines, but we have not entered into an interconnect agreement with this supplier. If this supplier increases the rates it charges us, it could materially adversely affect our operating margins. If our relationship with this supplier terminates or if we otherwise fail to obtain continuing access to telecommunications networks on a cost-effective and continuous basis, we could be required to significantly curtail or cease our operations. Our operations require our points-of-presence and third-party telecommunications networks to operate on a continuous basis. Any service interruptions or equipment failures with our points-of-presence or third-party telecommunications networks would diminish subscriber confidence and adversely affect our business operations and reputation.

     We also depend on third-party manufacturers of hardware components. We acquire certain components that we use in providing networking services from only one source, including high performance routers manufactured by Cisco Systems, Inc. and remote access servers manufactured by U.S. Robotics, Inc. We have not entered into agreements with any equipment manufacturer, and we purchase equipment components pursuant to purchase orders placed from time to time in the ordinary course of business. If these or other manufacturers fail to deliver quality products to us on a timely basis, if we are not able to develop alternative manufacturing sources when we need them, or if we experience other delays in receiving components, our business would be materially adversely affected, and our ability to expand our operations would be limited.

The Internet services industry is relatively new and evolving, and any significant changes in it may adversely affect us.

     The Internet connectivity services industry is rapidly evolving, with frequent introductions of new services and products, and it is characterized by a high rate of business failures. We cannot predict the rate at which the market for our products and services will grow, how quickly consumer tastes may change or whether new products will result in market saturation. The novelty of the market for Internet access services may adversely affect our ability to retain new subscribers, some of whom may be unfamiliar with the Internet and may be likely to discontinue our services after an initial trial period. Any significant decline in demand for Internet connectivity services, in the computer industry generally or in particular target markets would have a substantial adverse effect on our business and prospects.

Significant increases in subscriber attrition rates would adversely effect our operating results.

     Subscribers are permitted to discontinue our services without penalty for any reason. From December 1997 through December 1999, the number of subscribers for our services increased from 1,400 to approximately 15,000, which may result in an increase in our subscriber attrition rate. A significant increase in the subscriber attrition rate would have a material adverse effect on our operating results.

Keeping pace with rapidly changing Internet technology may be time-consuming, expensive or impossible for us.

     The market for Internet access is characterized by rapidly changing technology, evolving industry standards and frequent new software and service introductions. Our business is also subject to fundamental changes in the way Internet access services are delivered.

     Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. If the Internet becomes widely accessible by screen-based telephones, television or other consumer electronic devices, or if customer requirements change the way Internet access is provided, we may have to acquire or develop new technology or modify our existing technology to accommodate these developments. Recent technological advances in Internet services include data compression, full-motion video, and integration of video, voice, data and graphics. Attempting to keep our services current with recent technological advances may require substantial time and expense, and we may not be able to adapt our Internet service business to alternate access devices and conduits. We may not be able to identify new product and service opportunities as they arise or develop or bring new products and services to market in a timely manner. To the extent that high-speed Internet access is increasingly delivered by large carriers and cable companies, our business could be materially adversely effected.

We have limited experience in marketing our services and limited marketing and customer support resources.

     Our success depends to a significant degree on our ability to continually replace subscribers who terminate our services and attract and retain new subscribers. We have limited marketing experience and limited marketing, customer support and other resources. Full-scale marketing of our services to individuals and small businesses may require us to rely on third party distribution channels, such as retail stores, catalogs, book publishers and computer hardware and software vendors. We may not be able to develop or maintain relationships with these parties. Our business plan will also require us to expand our customer service and support capabilities in order to satisfy increasing customer demands. We may not be able to successfully expand our customer service or support capabilities, and our marketing efforts may not result in initial or continued acceptance for our Internet access services.

We may not have the financial resources, technical expertise or marketing and support capabilities to withstand intense competition in the Internet services industry.

     The market for Internet access services is intensely competitive, and we expect that competition will intensify in the future. There are no substantial barriers to entry, and this industry is characterized by rapidly increasing numbers of new market entrants and new Internet products and services.

     Our competitors include many large companies that have significantly greater market presence and financial, technical, marketing and other resources than we do, including international, national and regional commercial Internet service providers; established online services companies that currently offer Internet access; computer hardware and software and other technology companies; national long distance carriers; and cable operators. New competitors, including large computer hardware and software, media, cable and telecommunications companies, have also increased their focus on the Internet access market. We also compete with smaller Internet service providers in the Northeast that seek to provide Internet access to individual and small business subscribers.

     Increased competition has resulted and could continue to result in significant price competition, which in turn could result in significant price reductions. In addition, increased competition for new subscribers could result in increased sales and marketing expenses and related subscriber acquisition costs, which could materially adversely affect our operating results. We may not be able to offset the effects of any such price reductions or increased expenses through an increase in the number of our subscribers or higher revenue from enhanced services. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully, and the software, services or technologies developed by others may render our services or technologies obsolete or less marketable.

Our operations require us to use significant resources in expanding and protecting our network infrastructure and computer equipment.

     Our operations depend upon the capacity, reliability and security of our network infrastructure. We have limited network capacity and must continually expand our network infrastructure to accommodate increasing numbers of users and the range of information they may wish to access. Expanding our network infrastructure will continue to demand significant financial, operational and management resources, and we may not be able to expand our network infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all.

     The success of our operations also depends on our ability to protect our computer equipment against damage from fire, power loss, telecommunications failures and similar events. Our network infrastructure is vulnerable to break-ins and similar disruptions from unauthorized tampering with our computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or interruptions in service to consumers.

We lack effective methods for protecting our proprietary information.

     We have no registered copyrights or patents or patent applications pending. We do not have any proprietary applications software. We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. We employ confidentiality agreements with our employees and license agreements with our customers, but these agreements may not provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such information.

Changes in regulations and legislation may increase our liability, our expenses and competition for our services.

     Recently enacted federal, state and local legislation aimed at limiting the use of the Internet to transmit certain content and materials could result in significant potential liability to Internet service providers for information disseminated through their systems. The adoption or strict enforcement of these or any other future laws or regulations could increase our cost of doing business. The application of existing laws governing issues such as property ownership, libel and personal privacy to the Internet is uncertain. Any new legislation or regulation or the clarification of the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects. Changes in the regulatory environment relating to the Internet connectivity industry, including regulatory changes which directly or indirectly affect telecommunication costs, could increase the likelihood or scope of competition from local and regional telephone companies or others.

If we are unable to attract and retain qualified management and other personnel, our business and operations could suffer.

     Our success depends on the personal efforts of our key personnel. The loss of the services of these individuals could have a material adverse effect on our business and prospects.

     Our success also depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and we may not be able to hire or retain additional qualified personnel.

We are effectively controlled by members of our management, whose interests may not be aligned with yours.

     Members of our management beneficially own a significant number of shares of our common stock. Accordingly, such persons, acting together, are in a position to control us, elect all of our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

We could be delisted from the Nasdaq SmallCap Market.

     If, at any time, we become unable to maintain the requirements for continued listing on Nasdaq, our common stock will no longer be traded on Nasdaq and trading in our common stock would thereafter be conducted in the non-Nasdaq over-the-counter market. If the common stock were not listed on Nasdaq and the trading price of the common stock were to fall below $5.00 per share, trading in the common stock would become subject to the Security and Exchange Commission's penny stock rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving penny stock. The additional burdens imposed upon broker-dealers by such requirements could, if the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock and the ability of purchasers in this offering to sell the common stock in the secondary market.

It is possible that Investors may not be able to exercise the public warrants.

     The Company initially qualified the sale of the public warrants in a limited number of states. We may be prevented from issuing common stock in states other than those in which the warrants were initially qualified, upon the exercise of public warrants unless an exemption from qualification is available or unless the issuance of common stock upon exercise of the public warrants is qualified. We may decide not to seek or may not be able to obtain qualification of the issuance of such common stock in all of the states in which the holders of the public warrants reside. In this case, the public warrants held by purchasers will expire and have no value if such public warrants cannot be sold. Further, a current prospectus covering the common stock issuable upon exercise of the public warrants must be in effect before we may accept public warrant exercises.

Certain of our suppliers may experience problems with the Year 2000.

     We depend on third party telecommunications and hardware suppliers and upon our access to and the uninterrupted operation of the Internet. Service interruptions or supplier delays may result from year 2000 issues. Our business would be materially adversely effected if there are any interruptions in service resulting from an inability of such third-party systems to recognize the year 2000.

                                 USE OF PROCEEDS

     Assuming that all of the public warrants are exercised, we will realize proceeds of $8,832,000. Assuming the warrants held by selling stockholders are exercised, we will realize proceeds of $1,799,997. We have agreed to pay certain expenses in connection with this offering, currently expected to be approximately $50,000. Proceeds will be used for working capital and potential acquisitions. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock has been traded on the Nasdaq SmallCap Market under the symbol "FCCN" since May 15, 1998. The following table shows the high and low closing sales prices per share of our common stock as reported by Nasdaq for each quarter since we have been public.


                                                               High         Low
                                                               ----         ---

Fiscal Year Ended December 31, 1998

           Second Quarter (from May 15, 1998) ..........      $5.250      $4.250

           Third Quarter ...............................       8.125       2.125

           Fourth Quarter ..............................       8.218       2.375

Fiscal Year Ended December 31, 1999

           First Quarter ...............................      13.625       5.625

           Second Quarter (through April 26, 1999) .....      16.875      11.750


     On April 23, 1999, the last reported price of our common stock on the Nasdaq SmallCap Market was $12.6875 per share. At April 23, 1999, there were approximately 55 holders of record of our common stock. We believe that we have an excess of 400 beneficial owners of our common stock.

     We have never declared or paid any dividends on our common stock, and we do not expect to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon our earnings, if any, our capital requirements and financial condition and other relevant factors.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1998. You should read this table together with the "Use of Proceeds" section and our financial statements and related notes included elsewhere in this prospectus.

Current portion of capitalized lease obligations ..............     $    38,569
                                                                    ===========

Long-term debt and capital lease obligations ..................         284,433
                                                                    -----------

Stockholders' equity:

           Preferred stock, $.01 par value; 1,000,000
           shares authorized; 10 issued and outstanding .......            --

           Common stock, $.01 par value
           10,000,000 shares authorized; 3,361,364
           issued and outstanding .............................          33,614


           Additional paid-in capital .........................       9,121,533

           Accumulated deficit ................................      (3,843,647)

           Treasury stock .....................................        (264,113)

           Total stockholders' equity .........................       5,047,387
                                                                    -----------

            Total capitalization ..............................     $ 5,331,820
                                                                    ===========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     Our revenues are derived primarily from providing Internet access services to individual and business subscribers. Revenues are comprised principally of recurring revenues from our customer base, non-recurring start-up fees for modem and leased line connections and from various ancillary services. We charge subscription fees, which are billed monthly or quarterly, in advance, typically under pre-authorized credit card accounts or automatic bank transfers. We have not yet generated any revenues from local exchange carrier or e-commerce activities.

     Monthly subscription service revenue is recognized over the period in which services are provided. Service revenues derived from dedicated access services, which require the installation and use of equipment we provide at a subscriber's location, are recognized when the service is commenced. Fee revenues for ancillary services are recognized as services are performed.

     Our operating results may be significantly affected by subscriber attrition rates. Subscribers may discontinue service without penalty at any time. Significant subscriber attrition would have a material adverse effect on our operating results.

     Acceleration in the growth of our subscriber base or changes in usage patterns among subscribers may increase operating costs. Acceleration in the growth of the subscriber base could require us to hire additional personnel and increase our expenses related to marketing, network infrastructure and customer support sooner than anticipated. An increase in peak time usage or an overall increase in usage by subscribers could adversely affect our ability to consistently meet the demand for our access services. As a result, we may be required to hire additional personnel and increase expenses related to network infrastructure capacity with minimal corresponding increases in revenue on a per subscriber basis.

Acquisitions

     We expanded our operations through acquisitions, which has placed and may continue to place a significant strain on our management, personnel, administrative, operational, financial and other resources. To successfully manage our growth, we will be required to continue to implement and improve our information and operating systems, hire, train and manage an increasing number of management and other personnel and monitor our operations.

WOWFactor, Inc.

     In October 1998, we acquired all of the issued and outstanding capital stock of WOWFactor, Inc., a company engaged in the business of promoting e-commerce through its web sites primarily for women's businesses. We issued to the stockholders of WOWFactor ten shares of newly created Series A Preferred Stock, which are convertible on July 15, 1999 into common stock with a market value of $1,000,000, subject to a maximum issuance of 250,000 shares of common stock.

Roxy Systems, Inc. d/b/a Magic Carpet

     In October 1998, we acquired substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpet in consideration of $75,000 in cash and the assumption of approximately $60,000 of liabilities. At the time of the acquisition, Magic Carpet was an Internet service provider with approximately 1,000 subscribers in Orange County, New York.

US Online, Inc.

     In October 1998, we acquired assets used in the business of US Online, Inc., including a point-of-presence the Philadelphia area, and assumed two of US Online's executory contracts for $570,000 in cash. At the time of the acquisition, US Online was engaged in the business of providing Internet access, web hosting and leased communications lines to approximately 3,500 subscribers in New York, New Jersey and Pennsylvania.

Webspan, Inc.

     In December 1998, we acquired substantially all of the assets used in the business of Webspan Communications, Inc. for $500,000 in cash, the assumption of $544,000 in liabilities and 113,364 shares of our common stock. At the time of the acquisition, Webspan was an Internet service provider with approximately 9,000 subscribers in New York and New Jersey.

     The acquisitions resulted in our recording intangible assets of approximately $3,215,000 during 1998 which are being amortized over a period of three years. See Note 4 in the Consolidated Financial Statements.

Results of Operations

Comparison of the Years ended December 31, 1998 and 1997

     Revenues: Revenues for the year ended December 31, 1998 were $574,964 compared to $321,706 for the year ended December 31, 1997. The increase was attributable to an expanded subscriber base. We had approximately 15,000 and 1,400 subscribers at December 31, 1998 and 1997. The increase in subscriber base was principally due to acquisitions.

     Cost of Revenues: Cost of revenues for 1998 were $651,378 compared to $251,928 for 1997. Cost of revenues as a percentage of revenues for 1998 was 113.3% compared to 78.3% for 1997. The increase in cost of revenues was due to increased communication, depreciation and technical personnel expenses incurred to support the increased subscriber base and in anticipation of future subscriber growth. We expect these costs to increase in absolute dollars as additional subscribers are added.

     Operating Expenses: Operating expenses for 1998 were $1,744,029 compared to $2,077,883 for 1997. Operating expenses for 1998 and 1997 included non-cash compensation charges of $175,137 and $1,537,000. Excluding the non-cash charges, operating expenses increased by $1,028,009 in 1998 compared to 1997. This increase in operating expenses was attributable to higher advertising, payroll, professional fees and rent expenses incurred in 1998 to support the increased revenue base and in anticipation of future growth. Management anticipates future increases in operating expenses related to advertising, rent payroll, depreciation and professional fees.

     Interest Income: Interest income net of interest expense for 1998 was $76,344 compared to net interest expense of $28,421 for 1997. The increase in interest income was due to investment of the proceeds of our initial public offering.

     Net Loss: We incurred significant losses and anticipate that we will continue to incur losses until sufficient revenues are generated to offset the substantial up-front expenditures and operating costs associated with attracting and retaining additional subscribers. For the years ended December 31, 1998 and 1997, we incurred net losses of $1,744,099 and $2,037,417.

     We have outstanding options to purchase 613,000 shares of common stock, net of forteitures and exercises, under the stock option plan at exercise prices ranging from $2.00 to $5.18 per share. The grant of 213,000 of the options are subject to shareholder approval at our 1999 stockholder meeting. To the extent the market value of our common stock subject to these options on the date of such approval exceeds the exercise price approval of the option grants will result in compensation expense equal to the amount of such excess.

Liquidity and Capital Resources

     In May 1997, we completed a private placement in which we issued 200,000 shares of common stock and received proceeds of $400,000.

     In December 1997, we completed a private placement in which we issued $150,000 principal amount of promissory notes and warrants to purchase 300,000 shares of common stock at an exercise price of $5.00 per share. The notes were repaid in May 1998.

     In May 1998, we completed our initial public offering of our securities and received net proceeds of approximately $5.8 million. Out of the proceeds, $443,000 was used for repayment of indebtedness and $264,113 was used to repurchase 231,520 shares of our common stock. We completed four acquisitions in 1998 and used approximately $1,482,000 for the cash portion of the purchase price and related expenses. The remaining proceeds, after meeting our working capital and capital expenditure requirements, are currently held in interest-bearing bank accounts.

     Our working capital at December 31, 1998 was $1,245,536 compared to a working capital deficit of $423,369 at December 31, 1997. The increase in working capital was due to receipt of the proceeds of our initial public offering.

     In March 1999, we sold 158,856 shares of our common stock to two investors for $2,000,000. We also issued warrants to purchase 21,662 shares of common stock at an exercise price of $13.849 per share. We agreed to include the shares as well as the shares underlying the warrants in the registration statement of which this prospectus forms a part and granted repricing rights with respect to the shares, and anti-dilution rights with respect to the warrants, subject to an aggregate maximum issuance of 450,000 shares. See "Description of Securities."

     Our primary cash requirements are to fund acquisition of subscriber bases and related Internet businesses, establish additional points-of-presence, install network equipment, lease space for consolidated points-of-presence and working capital. To date, we financed our cash requirements primarily through issuance of debt and equity securities. We currently do not have any lines of credit. The availability of cash sources is dependent upon prevailing market conditions, interest rates and our financial condition. We will require additional cash resources in connection with our continued expansion.

     Our capital expenditures for 1999 are expected to be between $300,000 to $400,000. In addition, we have issued orders to purchase communications equipment and professional services in the amount of $2,000,000 from a major telecommunications equipment manufacturer. The manufacturer would provide the necessary financing through a lease. The transaction is subject to the negotiation and execution of a definitive agreement.

Year 2000

     The Year 2000 problem involves the ability of computer hardware and software systems to accurately recognize and process date sensitive information when the year changes to 2000. Systems that cannot recognize dates in the year 2000 or thereafter could generate erroneous data or fail.

     We have undertaken a two phase process to evaluate our internal status with respect to the Year 2000 problem. Phase one involves assessing both computer systems and non-computer systems which contain embedded technology for Year 2000 compliance. To date, we have not discovered Year 2000 issues in the course of our assessment that would have a material adverse effect on our business, results of operations or financial condition. Our phase one evaluation is an ongoing process and we cannot assure you that we will not discover Year 2000 problems or that we failed to identify Year 2000 problems that could have a material effect on our operations. Phase one has been conducted by our employees and, to date, the costs and expenses associated with phase one have not been material.

     Phase two of our evaluation process will involve taking any needed corrective actions to bring our systems into compliance and to develop a contingency plan in the event any critical systems fail as a result of the Year 2000 problem. We will also attempt to quantify the impact on our business should any critical systems fail. Although we cannot currently estimate the magnitude of such impact, if systems material to our operations have not been made Year 2000 compliant by the end of the year, the Year 2000 problem could materially adversely affect us. To date, the costs incurred with respect to phase two have not been material. Future costs are difficult to estimate; however, we do not currently anticipate that such costs will be material.

     We have begun a survey of third-parties with which we transact business, including critical vendors and financial institutions, for Year 2000 compliance. We are in the process of evaluating the Year 2000 preparedness of our telecommunications providers, on which we are reliant for the network services crucial to web hosting and Internet connectivity services. We are actively working to mitigate any potential impact by seeking to maintain diverse providers for such network services. However, failure of any one provider may have a material adverse effect on our operations.

                                    BUSINESS

Industry Overview

     In recent years, the Internet has experienced a rapid increase in its number of users. According to IntelliQuest Research, it is estimated that the number of adults online in the United States is approximately 79.4 million, with an additional 18.8 million people planning to go online in 1999. Forrester Research estimated that the total goods traded over the web in the U.S. in 1997 reached $9 billion. In the year 2000, Forrester expects the total goods traded to increase to $160 billion, and by year 2002, $327 billion.

     We believe that the following key trends will contribute favorably to expected continued popularity of the Internet:

     o Increased Online Advertising and Shopping: Corporate spending on online advertising has increased as the emerging demographics of Web users have begun to mirror worldwide demographics. According to a report by Simba Information, spending on online advertising will reach $7.1 billion by 2002, as a significantly higher percentage of women and middle-income users visit the Internet. Research from CnetNews.com indicates that online buyers are spending more over time. In 1998, thirty-five percent of online buyers spent more than $300 online. This was an eleven percent increase from 1997.

     o Increased Availability of user-friendly technology and support for E-commerce: Internet use is promoted by the development of software tools that simplify access to the Internet's applications and resources. As users become more comfortable with the Internet and the Internet increasingly becomes a medium for business transactions, personal financial management, entertainment and personal communication, we believe that demand by individuals for competitively priced, direct, high speed access to commerce-enabled businesses, updated information, personal home pages, interactive multimedia games and entertainment will continue to grow.

     o Continuing Penetration of Computers and Modems in the Home: An increasing percentage of computer owners also own modems, which are now pre-installed in a growing number of new computers. According to a 1997 survey by FIND/SVP's, more than 42.7 million households in the United States own a personal computer; approximately 40 million also own a modem; and 36.5 million households use the Internet.

     o Growth of the Informational, Entertainment and Commercial Applications of the Internet: Use of the Internet has grown rapidly since its commercialization in the early 1990s. An increasing number of servers and web sites are connected to the Internet, making available text, graphics, audio and video information which may be accessed by consumers. Through an Internet connection, users can access commercial, educational and governmental databases, entertainment software, photographs and videos, newspapers, magazines, library card catalogs, industry newsletters, weather updates and other information. Traditional and emerging Internet applications, including electronic mail, the world wide web and usenet news groups are also increasing in popularity.

Our Strategy

     Our strategy is to become a leading provider of Internet access and related services to individuals and small businesses. We are concentrating our resources on developing key elements of our business strategy in order to accomplish our goal. We will seek to concurrently:

     o develop our Internet service provider business and increase our subscriber base;

     o    initiate and foster our e-commerce business; and

     o expand and develop our network capabilities and the services that we make available to our customers.

Development of the Internet Service Provider Business

     Our core business is providing Internet access service to individual and small business subscribers. We offer a range of services starting at a simple $19.95 per month basic package that includes e-mail and Internet access, to higher priced individualized service that may include web hosting, dedicated circuits, and digital subscriber lines service. We intend to provide our customers with a full range of Internet access services, including dial-up access, web site hosting, dedicated connections and digital subscriber line services. Digital subscriber line service provides customers with high-speed access the Internet over conventional telephone lines rather than digital lines.

     We currently have approximately 15,000 customers who subscribe for our services. We will seek to increase the number of subscribers primarily through referrals. Thus, we have made generating positive referrals and stimulating subscriber growth and retention through high-quality customer service a focus of our marketing efforts. We offer incentives to existing subscribers and value-added resellers who refer our service to new customers. A subscriber who refers a new dial-up customer to us will receive one free month of service for each referral, provided that the new subscriber remains active for a minimum of sixty days. Value added resellers receive a commission based on a percentage of the value of any service contract that they refer to us. We will also seek to expand our subscriber base by acquiring Internet service providers.

Development of E-commerce Business

     We also intend to increase our services by offering small business owners cost-effective, full-service e-commerce solutions which are easy to implement and maintain. Available e-commerce solutions will include commerce-enabled web sites, document security services, Internet payment services, digital coupons and on-line merchandising technologies. To properly promote our services and thereby potentially increase our subscriber base, we are expanding our sales and marketing staff by seeking to recruit qualified staff and management.

     In October 1998, we acquired WOWFactor, Inc., a company engaged in the business of promoting e-commerce through its web site devoted to professional women and women-owned businesses. WOWFactor has not yet launched its web site. We anticipate three sources of revenue from the proposed WOWFactor web site:

     o    corporate sponsorships;

     o advertising, including banner advertisements, posting links to affiliate partners and shared revenue from advertisements provided by content partners; and

     o    providing web hosting and e-commerce enabling services to other sites.

     Services to be provided through the WOWFactor Web site are expected to include a unique service that allows the user to request a personal, limited search of the businesses profiled in the WOWFactor directory. WOWFactor will respond with listings from its database. WOWFactor will also offer users a unique business reply card service that allows users to submit online requests for proposals by completing a template on the site. Both services promote WOWFactor's overriding goal: bringing buyers and sellers together on the Internet.

Expansion and Development of Capabilities and Services

     The Internet access and e-commerce business is rapidly developing, and we recognize that if we do not keep pace with, or even ahead of, the advances in the industry, we will fall behind the competition. We are continually looking for new and innovative ways that we can offer better, more complete, more efficient and less expensive service to its customers such as:

     o Consolidating our points-of-presence for operational efficiency by creating one SuperPOP in each of New York, New Jersey and Pennsylvania. Points-of-presence permit subscribers to access the Internet through a local telephone call. By consolidating our points-of-presence, we hope to lower our monthly overhead by taking advantage of economies of scale.

     o Becoming a reseller of local telephone service. Through our subsidiary, CLEC Communications Corp., we are authorized to subscribe and resell all forms of local telephone service in the State of New York. The provision of services requires us to enter into an interconnection agreement with the incumbent local exchange carrier. We intend to build our own network infrastructure, which may reduce our reliance upon the infrastructures of the incumbent local exchange carriers. By becoming a competitive local exchange carrier, we intend to directly provide certain services directly which we currently provide indirectly through partnerships and contracts with third parties, such as digital subscriber line service.

Internet Services

     We provide a variety of competitively priced Internet access services, including dial-up accounts and dedicated access.

     o Dial-Up Accounts: We believe that dial-up accounts present an attractive opportunity for growth. Dial-up subscribers access the Internet through a telephone call to one of our points-of-presence. A user can quickly activate an account with us, obtain two Internet e-mail addresses, web space and establish automatic billing to the user's credit card. Subscriber accounts are priced from $19.95 per month for unlimited connections, $48 per month for an unlimited integrated services digital network (ISDN) use account and $6.95 per month for limited use customers. There is no connection fee. Connections for ISDN services require the customer to obtain an ISDN line from the local telephone company. Our network supports connectivity software which utilizes standard communication protocols, which enable a user's computer to communicate with other computers over the Internet.

     o Dedicated Access: We also offer high speed, high bandwidth dedicated leased lines principally for business users who desire to connect their internal computer networks to the Internet, 24 hours a day, seven days a week. Our leased line accounts to provide Internet services to businesses at various speeds, including 56K circuits, fractional T-1 and full T-1 lines, depending on the customer's needs. We provide our customers with dedicated leased lines and bills subscribers on a monthly basis through a consolidated bill which includes the phone company's charges.

     Our product offerings to subscribers also include:

     o Web Design and Hosting Services: We offer web site hosting services for a 24-hour interactive presence on the Internet. Our web servers connect directly to the Internet via high speed T-1 lines providing maximum bandwidth. This service includes domain name registration, 24-hour access, file upload and/or download capability and statistical logs. We also offer web page design and development services and will seek to expand the scope of such services in the future.

     o Co-Location Space: We provide a physical location at within our facilities for customers to install equipment and connect directly to the Internet. This service provides customers with a low cost direct connection to our router. We provide this service under maintenance agreements with pricing determined by the amount of space occupied and bandwidth needed.

Network Infrastructure

     As of December 31, 1998, we offered Internet access service through points-of-presence located in four states. Users located within local dialing range of the our points-of-presence connect to the points-of-presence through telephone lines provided by the local telephone company. Each of our points-of-presence generally connects to the Internet directly or through our main hub in New York City.

     The number and location of our points-of-presence depends upon subscriber demand, relative costs of telecommunications facilities, and the availability of other competitive local exchange carriers. We are continuously evaluating the usage and traffic at each of our points-of-presence in order to optimize network traffic and Internet access times.

     Our network hub in New York City is connected to the Internet through data communications lines leased from Internet backbone providers that carry data traffic for us and other subscribers and deliver it either to its end destination, if that destination is connected directly to their networks, or to the Internet gateway points where the traffic is routed onward to its ultimate destination. As we grow, we will need to increase the bandwidth of our connection to the rest of the Internet. This may be done through increasing the bandwidth of our connections through current providers, by adding new connections through other providers or by establishing leased line connections directly to the Internet gateway points.

     We maintain a network management center at our Pearl River, New York headquarters through which our technical staff monitors network traffic, service quality and security, as well as equipment at our points-of-presence, to ensure reliable Internet access. The network management center is monitored 24 hours a day, 7 days a week. In addition, we are continuing to invest in improved network monitoring software and hardware systems.

Marketing and Sales

     Although we continue to provide Internet service to a growing number of individual subscribers, our primary focus has shifted to providing Internet service to small businesses in the northeastern United States. We currently obtain new individual subscribers by (1) responding to inbound calls and e-mails which are largely generated from referrals from existing subscribers and (2) acquisitions of other Internet service providers. We are continuing our marketing programs that target retention and referrals that are associated with our current base of dial-up customers.

     The primary methods planned for targeting new small business customers include direct response marketing programs such as radio, outbound telemarketing, online marketing and broadcast fax. Affinity marketing programs, such as those with affiliates such as online book and record sellers, will also be employed. In a highly competitive industry such as this one, we believe that name recognition is essential. Our marketing personnel are actively working to achieve name recognition through radio, trade and local business print media advertising and local event marketing. We believe that this will also aid in the development of a quality, value-added reseller and affiliate channel.

     We are transitioning our marketing position to be the Internet service provider for small businesses. We have adopted the slogan Effortless E-commerce & Internet Access. This slogan is intended to communicate our focus to potential small business customers.

     We currently have an in-house sales staff consisting of an Executive Vice President of Marketing and Sales, a Director of Business Development, a Sales Manager, and inbound sales representatives. We plan to outsource outbound telemarketing.

     Our investment in WOWFactor is an initial step in our efforts to reach small businesses. WOWFactor, with its focus on women business owners nationally, is believed to be a potential distribution channel for our services.

Customer Support

     Providing prompt and effective technical assistance to our subscribers and customers is essential for retention of our customers, cost containment and quality improvement efforts. We provide network monitoring and emergency subscriber assistance services 24 hours a day, seven days a week. Regular support and technical assistance is available 16 hours per day, 7 days per week. We plan to implement 24-hour technical support during 1999. In house technical personnel respond to telephone and e-mail inquiries. All customer service is handled in-house in order to maintain the support levels required to retain customers in a competitive market.

Competition

     The market for Internet access services is highly competitive. There are no substantial barriers to entry, and we expect that competition will intensify in the future. Our ability to compete successfully is significantly affected by numerous factors, including price, ease of use, reliability, customer support, geographic coverage and industry and general economic trends, particularly unfavorable economic conditions adversely affecting consumer discretionary spending. Our competitors include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do, including

     o international, national and regional commercial Internet service providers, such as Performance Systems International, Inc.;

     o established on-line services companies that currently offer Internet access, such as America Online, Inc.;

     o computer hardware and software and other technology companies, such as IBM and Microsoft Corp.;

     o national long distance carriers, such as AT&T Corp., MCI Communications Corp. and Sprint Corp.;

     o    regional telephone companies; and

     o    cable operators, such as TeleCommunications, Inc.

     We also compete with smaller Internet service providers in the northeastern regional area that also focus on providing Internet access to individual subscribers and smaller businesses. These smaller Internet service providers are competing with us for the same market share. Such companies include SimLab Network, SageNetworks, RCN Network, and Verio Network.

     Our entry into the e-commerce market through our anticipated launch of the WOWFactor site will expose us to additional competitors. WOWFactor plans to enter a market that is also targeted by iVillage, Oxygen Media, womencentral.com, womenowned.com, women.com and herspace.com.

Employees

     As of March 1, 1999, we had 40 employees in addition to our 6 executive officers. Of such employees, 20 are engaged in customer support, 4 are engaged in sales and marketing, 1 in business development, 5 in accounting and finance, 1 in legal and 9 in administration. We engage part-time employees from time to time. None of our employees is represented by a union. We consider our employee relations to be good.

Properties

     Our executive offices are located in Pearl River, New York, where we lease approximately 5,525 square feet under a lease that expires in June 2002. The annual rental ranges from approximately $100,000 to $110,000 through the lease term. We also lease space, typically less than 100 square feet in various geographic locations to house the telecommunications equipment for each of our points-of-presence. Leased facilities for points-of-presence have various expiration dates through May 2002. Aggregate annual rentals for points-of-presence are approximately $17,000.

                                   MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are:


Name                               Age             Position
----                               ---             --------

Stephen J. Cole-Hatchard.......    41              Chairman of the Board, Chief Executive Officer and
                                                   President

Nicko Feinberg.................    27              Chief Information Officer, Executive Vice President
                                                   of Technology and Director

Michael Olbermann..............    42              Chief Operating Officer, Executive Vice President
                                                   and Director

Vasan Thatham..................    41              Vice President and Chief Financial Officer

Amy Wagner-Mele................    30              Executive Vice President, Secretary and General
                                                   Counsel

Margaret McGillin..............    37              Executive Vice President of Sales and Marketing

Ronald C. Signore..............    38              Director

Ronald Shapss..................    52              Director

     Stephen J. Cole-Hatchard has been our Chairman, Chief Executive Officer and President since August 1997. Mr. Cole-Hatchard was our Vice President of Finance from February 1997 to August 1997 and has been one of our directors since February 1997. Prior to joining us, Mr. Cole-Hatchard was Chief Financial Officer for Hudson Technologies, Inc. from 1993 to 1997. A 1989 cum laude graduate of Pace Law School, Mr. Cole-Hatchard is a member of the bar of the State of New York.

     Nicko Feinberg has been one of our directors and our Vice President of Technology since November 1996 and our Chief Information Officer since August 1997. From April 1994 to October 1996, Mr. Feinberg was a Sales Manager and, from April 1991 to April 1994, a Sales Account Executive for Microage Computer Outlet, Inc., a company engaged in computer sales and training.

     Michael Olbermann has been our Chief Operating Officer since September 1997 and one of our directors since February 1997. Mr. Olbermann was also our Vice President of Business Development from February 1997 until September 1997. Mr. Olbermann has owned and operated Rock House Construction Co., Inc., a company engaged in commercial and residential construction, since 1986.

     Vasan Thatham has been our Vice President and Chief Financial Officer since February 1999. Prior to joining us, from 1994 through 1998, Mr. Thatham was Vice President and Chief Financial Officer of Esquire Communications Ltd., a company engaged in providing legal support services. From 1987 to 1993, Mr. Thatham was comptroller and ultimately Chief Financial Officer of Strings Ltd., a specialty retail chain. From 1978 to 1987, Mr. Thatham held various positions with Ernst & Young in Kuwait and KMPG Peat Marwick in India. Mr. Thatham is a chartered accountant under the laws of India.

     Amy Wagner-Mele has been our Vice President, Secretary and Corporate Counsel since September 1998, and was recently promoted to Executive Vice President and General Counsel. Prior to joining us, Ms. Wagner-Mele was an associate with the New York office of Winston & Strawn, an international

Corporate/litigation firm, where she litigated securities actions, contract disputes and appellate matters. From 1993 to 1997, Ms. Wagner-Mele was an associate with Podvey, Sachs, Meanor, Catenacci, Hildner & Cocoziello, P.C. in Newark, New Jersey. Ms. Wagner-Mele received her Juris Doctor from the New York University School of Law in 1993. She received her bachelor's degree, magna cum laude, from the University of Delaware in 1990. She is admitted to the New York and New Jersey bars.

     Margaret McGillin has been our Vice President of Marketing and Sales since October 1998 and was recently promoted to Executive Vice President of Marketing and Sales. She is also President of WOWFactor. Ms. McGillin earned her MBA from The Leonard N. Stern School of Business at New York University and a bachelor's degree from Northeastern University with degrees in marketing, finance and international business. During her 15 year career, Ms. McGillin has served as Account Director for Modem Media, and as District Product Manager for AT&T, before founding WOWFactor, Inc. in 1995. Ms. McGillin is an active lecturer and panelist on issues concerning women in marketing and technology. Her memberships include: Women in New Media, Women, Inc., The National Association of Female Executives, The National Association of Women Business Owners, George Dean's 50/50 by 2000, and the New York New Media Association.

     Ronald C. Signore has been one of our directors since December 1997. Mr. Signore, a Certified Public Accountant licensed in New York and New Jersey, has been a partner in the accounting firm of Robert Gray & Co., LLP for more than the past five years.

     Ronald Shapss has been one of our directors since December 1997. Mr. Shapss is the founder of Ronald Shapss Corporate Services, Inc., a company engaged in consolidating fragmented industries since 1992. Ronald Shapss Corporate Services was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. and Corestaff, Inc. Mr. Shapss was also the founder of Coach USA, Inc. and is presently on the advisory boards of Consolidated Partners Founding Fund, L.L.C., and 1+ USA, Inc., which founded Advanced Communications Group, Inc., a competitive local exchange carrier which trades on the New York Stock Exchange. A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

     All directors hold office until the next annual meeting of stockholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. We established an Audit Committee of the Board of Directors consisting of Messrs. Signore and Shapss.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended December 31, 1997 and 1998 to our Chief Executive Officer. We refer to the executive officer below as our "Named Executive." No other officer received more than $100,000 during the year ended December 31, 1998.

                           Summary Compensation Table

                                                                                                                     Long-Term
                                                                                                                    Compensation
                                                                  Annual Compensation                                  Award
                                          -------------------------------------------------------------------       -------------

                                                                                                                     Securities
                                           Year Ended                                           Other Annual         Underlying
Name and Principal Position               December 31,         Salary($)           Bonus($)      Compensation         Options(#)
---------------------------               ------------         ---------           --------      ------------         ----------
Stephen J. Cole-Hatchard                    1998                 34,846               --               --             79,000
Chief Executive Officer..................   1997                     --               --               --                 --

     The following table sets forth information concerning options granted in the fiscal year ended December 31, 1998 to the Named Executive:

              Option Grants in Fiscal Year Ended December 31, 1998

                                              Individual Grants

                                 Number of
                                 Securities             Percent of Total
                                 Underlying             Options Granted             Exercise
                                 Options                to Employees in             Price            Expiration
Name                             Granted (#)            Fiscal Year(%)              ($/Sh)              Date
----                             -----------            --------------              ------              ----


Stephen J. Cole-
Hatchard......................    79,000                      18.54                  2.50             10/08/03

                                                         Aggregated Option Exercises and Year End Values

                                                                       Number of Securities
                                                                       Underlying                       Value of Unexercised
                                    Shares          Value           Unexercised Options                 In-the-Money Options
                                  Acquired on      Realized      at December 31, 1998 (#)              at December 31, 1998 ($)*
                                                   --------    ---------------------------         ------------------------------
Name                             Exercise (#)        ($)       Exercisable    Unexercisable        Exercisable      Unexercisable
----                             ------------        ---       ----------------------------        ------------------------------

Stephen J. Cole-                       0              0          79,000               0              333,301               0
Hatchard...................

----------

* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock, which was $6.719 on December 31, 1998.

Director Compensation

     We do not currently pay our employee directors any fees for attending Board meetings. We pay our non-employee directors $3,000 per annum for attending Board Meetings.

     In December 1997, we entered into a consulting agreement with Mr. Shapss which provides for Mr. Shapss to assist us with mergers and acquisitions. In consideration of such services, we issued to Mr. Shapss 100,000 shares of common stock and non-plan options to purchase 80,000 shares of common stock at an exercise price of $2.00 per share. We also agreed to pay to Mr. Shapss $2,000 per month through May 1999.

Employment Agreements

     We have entered into three-year employment agreements with each of Messrs. Feinberg, Cole-Hatchard and Olbermann which provide for an annual base compensation of not less than $88,000, $45,000 and $88,000 and such bonuses as the Board of Directors may, in its sole discretion, from time to time determine.

     We have also entered into a three-year employment agreement with Margaret
M. McGillin pursuant to which Ms. McGillin agreed to serve as Executive Vice President of Sales at a salary of $82,000 per annum, for year one, and not less than $98,000 per annum for year two and thereafter.

     We have also entered into a three-year employment agreement with Amy Wagner-Mele pursuant to which Ms. Wagner-Mele agreed to serve as Corporate Counsel at a salary of not less than $98,000 per annum.

     The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of our company during the term of the employment agreement and for a period of two years thereafter.

Stock Option Plan

     In February 1997, our Board of Directors and stockholders adopted the 1997 stock option plan under which 500,000 shares of common stock are reserved for issuance upon exercise of options. The Stock option plan is designed to serve as an incentive for attracting and retaining qualified and competent employees, directors and consultants.

     Our Board of Directors, or a committee thereof, administers the stock option plan and is authorized to grant options to all of our eligible employees, including officers, directors and consultants. The stock option plan provides for the granting of both incentive stock options and non-qualified stock options.

     Options can be granted under the stock option plan on such terms and at such prices as determined by the Board of Directors, or a committee thereof, except that the per share exercise price of options will not be less than the fair market value of the common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns stock of the our company possessing more than

10% of the total combined voting power of all classes of stock, the per share exercise price will not be less than 110% of such fair market value.

     Options granted under the stock option plan are not exercisable after the expiration of ten years from the date of grant or five years in the case of incentive stock options granted to a 10% stockholder, and are not transferable other than by will or by the laws of descent and distribution.

     We have outstanding options to purchase 613,000 shares of common stock, net of forfeitures and exercises, under the stock option plan at exercise prices ranging from $2.00 to $5.18 per share. The grant of 213,000 of the options are subject to shareholder approval.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of April 23, 1999, relating to the beneficial ownership of shares of common stock by (1) each person or entity who we know to own beneficially 5% or more of our outstanding common stock, (2) each of our directors, (3) the Named Executive, and (4) all of our directors and executive officers as a group. Except as noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                     Number of Shares                   Percentage of Outstanding
                                                                      of Common Stock                          Common Stock
Name of Beneficial Owner                                            Beneficially Owned                     Beneficially Owned
------------------------                                            ------------------                     ------------------
Nicko Feinberg..........................................                   296,000                                  8.6%

Stephen J. Cole-Hatchard................................                   296,000                                  8.5

Michael Olbermann.......................................                   228,000                                  6.2

Ronald Shapss...........................................                   200,000                                  5.9

Ronald Signore..........................................                    67,400                                  2.0

All directors and executive officers as a
group (eight persons)...................................                 1,122,400                                 30.6

     The number of shares of common stock beneficially owned by Nicko Feinberg's shares includes options to purchase 40,000 shares of common stock held by Mr. Feinberg.

     The number of shares of common stock beneficially owned by Stephen J. Cole-Hatchard includes 144,000 shares held by the Cole-Hatchard Family Limited Partnership, of which Mr. Cole-Hatchard is the general partner, and options to purchase 99,000 shares of common stock. Does not include 17,500 shares held by Mr. Cole-Hatchard's mother and brother and warrants to purchase 64,000 shares held by Mr. Cole-Hatchard's mother.

     The number of shares beneficially owned by Michael Olbermann includes options and warrants to purchase 40,000 shares of common stock.

     The number of shares of common stock beneficially owned by Ronald Signore includes (1) warrants to purchase 39,200 shares of common stock held by The Rough Group, of which Mr. Signore is a general partner, (2) 3,200 shares of common stock held by The Rough Group and (3) options to purchase 25,000 shares of common stock held by Mr. Signore. Mr. Signore disclaims beneficial ownership of other securities held by The Rough Group.

     The number of shares of common stock beneficially owned by all directors and executive officers as a group includes options and warrants to purchase 278,200 shares of common stock.

                              CERTAIN TRANSACTIONS

     In May 1997 we issued promissory notes in the amounts of $141,800, $66,800 and $163,537 to Nicko Feinberg and Stephen J. Cole-Hatchard, officers and directors of our company, and Michael Char, a former officer and director of our company. Included in such indebtedness was $21,737 and $35,000 of advances made to us by Messrs. Char and Cole-Hatchard to establish additional points-of-presence. The promissory notes were issued to Messrs. Feinberg, Char and Cole-Hatchard in partial consideration of their efforts in founding our company.

     In August 1997, we borrowed $60,000 from Mr. Cole-Hatchard bearing interest at the rate of 9.25% per annum. We repaid $30,000 of such indebtedness in December 1997. The balance was repaid in May 1998 directly to Mr.
Cole-Hatchard's lender, Provident Savings Bank.

     In March 1998, we entered into a settlement agreement with Mr. Char under which Mr. Char discontinued a lawsuit and released us from all claims in consideration of (1) $65,000 and (ii) a payment of $435,000 in May 1998 to satisfy $240,000 of existing obligations due to Mr. Char and repurchase 231,520 shares from Mr. Char.

     In May 1998, we repaid $20,000 of indebtedness to each of Messrs. Cole-Hatchard and Feinberg. The balance of the indebtedness owed to Messrs. Cole-Hatchard and Feinberg of $46,800 and $121,800 bears interest at the rate of 8% per annum and is due at such time as we achieve $1.9 million in pre-tax earnings, but in no event sooner than May 13, 2000.

     Mr. Cole-Hatchard's mother and brother purchased 20,000 shares at $2.00 per share in our private placement in May 1997. The Rough Group, a general partnership of which Mr. Signore, one of our directors, is a general partner, purchased 16,000 shares in our private placement in May 1997. In addition, Mr. Cole-Hatchard's mother and The Rough Group purchased $40,000 and $85,000 principal amount of promissory notes in our December 1997 private placement, and received warrants to purchase 64,000 and 196,000 shares at an exercise price of $5.00 per share. The notes were repaid in May 1998.

     In August 1998, Mr. Cole-Hatchard borrowed $46,800 from us evidenced by a demand promissory note bearing interest at the rate of 8% per annum.

     In September 1998, Mr. Feinberg borrowed $55,000 from us evidenced by a demand promissory note bearing interest at the rate of 8% per annum. In October 1998, Mr. Feinberg borrowed an additional $42,000 on the same terms.

     We believe that the foregoing transactions were on terms no less favorable than those that could have been obtained from unaffiliated third parties. All future transactions between us and our affiliates will be on terms no less favorable than would be obtained from unaffiliated third parties.

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 10,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, there are 3,388,700 shares of common stock outstanding and 10 shares of preferred stock outstanding designated as series A preferred stock.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, will be, fully paid and nonassessable.

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock from time to time in one or more series, in all cases ranking senior to the common stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding-up of our company. There are currently 10 shares of preferred stock outstanding, designated as series A convertible preferred stock. The Board has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Series A Convertible Preferred Stock

     The shares of series A convertible preferred stock will be automatically converted on July 15, 1999 into shares of common stock having a market value of $1,000,000 on the date of conversion, up to a maximum of 250,000 shares. Holders of the shares of series A convertible preferred stock are not entitled to voting or preemptive rights.

Public Warrants

     Each public warrant entitles the holder to purchase one share of common stock at a price of $4.80 at any time between May 13, 1999 and May 13, 2003.

     We may redeem the public warrants at any time commencing June 13, 1999, upon notice of not less than 30 days, at a price of $.10 per public warrant, provided that the closing bid quotation of our common stock on all 20 trading days ending on the third day prior to the day on which we give notice has been at least $7.20 and we obtain written approval of the underwriter of our initial public offering to such redemption. The public warrant holders shall have the right to exercise their public warrants until the close of business on the date fixed for redemption.

     The public warrants may be exercised upon surrender of the public warrant certificate during the exercise period at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of common stock.

     No public warrant will be exercisable unless at the time of exercise we have filed a current registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of such public warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under state securities laws. We will use our best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the public warrants.

Underwriter's Warrants

     We issued to the underwriter of our initial public offering and its designees warrants to purchase 160,000 shares of Common Stock at an exercise price of $6.60 per share and 160,000 warrants (each to purchase one share of common stock at $7.92 per share) at an exercise price of $.165 per warrant. The underwriter's warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period ending on May 13, 2003.

Private Placement Warrants

     In December 1997, we issued warrants to purchase 300,000 shares of common stock in a private transaction. Each such warrant entitles the holder to purchase one share of common stock at a price of $5.00 per share subject to adjustment in certain circumstances.

     In March 1999, we issued warrants to purchase 21,662 shares of common stock. Each such warrant entitles the holder to purchase one share of common stock at a price of $13.849 at any time between March 25, 1999 and March 25, 2002.

Repricing and Anti-Dilution Rights

     In March 1999, we issued 158,856 shares of common stock in a private placement for $2,000,000. Each purchaser also received one repricing right to receive additional shares of common stock if the market price of our common stock falls to certain price levels. We may be required to issue up to an additional 180,518 shares of common stock to satisfy repricing rights as well as adjustments to the warrants issued in March 1999 described above.

Transfer Agent and Warrant Agent

     The transfer and registrar agent for our common stock and warrant agent for the public warrants is American Securities Transfer & Trust, Inc., Denver, Colorado.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of April 23, 1999, relating to the selling stockholders. None of the selling stockholders has ever held any position or office with us or had any material relationship with us, other than Doris Cole-Hatchard, who is the mother of Stephen J. Cole-Hatchard, our chief executive officer, The Rough Group, a general partnership of which Ronald Signore, who is one of our directors, is a general partner, and Werbel-Roth Securities, Inc. and Comprehensive Capital Corporation and their designees, the underwriters of our initial public offering. The shares beneficially owned do not include shares issuable under repricing rights or anti-dilution provisions.

                                                            Shares Beneficially Owned                      Shares Beneficially
                                                               Prior to Offering                          Owned After Offering
                                                           --------------------------                     -------------------

                                                                                          Shares Being
Name of Beneficial Owner                                     Number         Percent         Offered       Number       Percent
------------------------                                     ------         -------         -------       ------       -------
Canadian Advantage Limited Partnership                        88,093          2.6%           88,093          --          --

Aberdeen Avenue LLC                                           88,093          2.6            88,093          --          --

Merchant Bancorp of America                                    4,332           .1             4,332          --          --

Werbel-Roth Securities, Inc.                                 120,000          3.4           120,000          --          --

Howard Roth                                                   90,000          2.6            90,000          --          --

Lawrence Feirstein                                            20,000           .6            20,000          --          --

Myron Sayer                                                   10,000           .3            10,000          --          --

Comprehensive Capital Corporation                             80,000          2.3            80,000          --          --

Doris Cole-Hatchard                                           64,000          1.8            64,000          --          --

Edward Anderson                                               40,000          1.2            40,000          --          --

The Rough Group                                              196,000          5.5           196,000          --          --

                              PLAN OF DISTRIBUTION

        Sales of the shares may be made from time to time by the selling stockholders. Such sales may be made on the Nasdaq SmallCap Market in another over-the-counter market, on a national securities exchange, any of which may involve crosses and block transactions, in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act of 1933 or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions:

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resale.

     In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares, which the broker-dealer may resell under this prospectus. The selling stockholders may also pledge the shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares.

     Brokers or dealers may receive compensation in the form of commissions, discounts or concessions from selling stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Compensation to be received by broker-dealers retained by the selling stockholders in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a supplement to any person who purchases any of the shares from or through such dealer or broker.

     During such time as they may be engaged in a distribution of the shares the selling stockholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

     It is possible that a significant number of shares may be sold and, accordingly, such sales or the possibility thereof may have a depressive effect on the market price of our common stock.

     In connection with the solicitation of the exercise of the public warrants after June 13, 1999, Werbel-Roth Securities, Inc. may receive a fee of 5% of the exercise price for each warrant exercised. Werbel-Roth Securities, Inc. will not be entitled to receive such compensation in warrant exercise transactions in which (1) the market price of common stock at the time of exercise is lower than the exercise price of the warrants; (2) the warrants are held in any discretionary account; (3) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this prospectus, in documents provided to holders of warrants at the time of exercise; (4) the exercise of the warrants is unsolicited; or (5) the solicitation of the warrants was in violation of Regulation M promulgated under the Exchange Act.

                                  LEGAL MATTERS

     Tenzer Greenblatt LLP, New York, New York will pass upon the validity of the common stock.

                                     EXPERTS

     Our financial statements as of December 31, 1998 and for the two years then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of WOWfactor, Inc. as of December 31, 1997 and for the two years then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Roxy Systems, Inc. d/b/a Magic Carpet as of December 31, 1997 and for the one year then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of US Online, Inc. as of December 31, 1996 and 1997 and for the two years then ended included in this prospectus have been included in reliance upon the reports of Joseph J. Repko, CPA given upon his authority as expert in accounting and auditing.

     The financial statements of Webspan, Inc. as of December 31, 1996 and 1997 and for the two years then ended included in this prospectus have been included in reliance upon the reports of Steven H. Mermelstein, CPA, given upon his authority as expert in accounting and auditing.

                             ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. The SEC's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market and our reports, proxy statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed a registration statement on Form SB-2 with the SEC under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, certain portions of which have been omitted in accordance with the SEC's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

                            Frontline Communications
                                         Corporation


                                               Consolidated Financial Statements
                                          Years Ended December 31, 1997 and 1998

                            Frontline Communications
                                         Corporation






================================================================================
                                               Consolidated Financial Statements
                                          Years Ended December 31, 1997 and 1998

                                            Frontline Communications Corporation



                                                                        Contents

================================================================================

Report of independent certified public accountants                           F-3

Consolidated financial statements:
   Balance sheet                                                             F-4
   Statements of operations                                                  F-5
   Statements of stockholders' equity (deficit)                              F-6
   Statements of cash flows                                                  F-7
   Notes to consolidated financial statements                         F-8 - F-22

Report of Independent Certified Public Accountants



To the Board of Directors of
   Frontline Communications Corporation

We have audited the accompanying consolidated balance sheet of Frontline Communications Corporation (the "Company") as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.


BDO Seidman, LLP


New York, New York

March 12, 1999, except
  for Note 13 which is
  as of March 26, 1999

                                            Frontline Communications Corporation


                                                      Consolidated Balance Sheet

================================================================================

December 31, 1998
--------------------------------------------------------------------------------------------
Assets
Current:
   Cash and cash equivalents                                                     $ 1,994,711
   Accounts receivable, less allowances for doubtful accounts of $5,526                3,327
   Notes receivable from stockholders (Note 3)                                       143,800
   Prepaid expenses and other                                                         58,281
--------------------------------------------------------------------------------------------
           Total current assets                                                    2,200,119
Property and equipment, net (Note 5)                                                 981,785
Intangibles (Note 4)                                                               3,081,326
Other                                                                                 23,173
--------------------------------------------------------------------------------------------
                                                                                 $ 6,286,403
============================================================================================
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                              $   163,805
   Accrued expenses                                                                  137,357
   Deferred revenue                                                                  614,852
   Current portion of capitalized lease obligations (Note 7)                          38,569
--------------------------------------------------------------------------------------------
        Total current liabilities                                                    954,583
Notes payable to stockholders (Note 6)                                               168,600
Capitalized lease obligations - net of current portion (Note 7)                      115,833
--------------------------------------------------------------------------------------------
        Total liabilities                                                          1,239,016
--------------------------------------------------------------------------------------------
Commitments and contingencies  (Notes 8, 9 and 12)
Stockholders'  equity (Notes 1, 2, 9, 10 and 12):
   Preferred stock, $.01 par value, 1,000,000 shares authorized, 10 issued and
      outstanding                                                                         --
   Common stock, $.01 par value, 10,000,000 shares authorized, 3,361,364
      issued                                                                          33,614
   Additional paid-in capital                                                      9,121,533
   Accumulated deficit                                                            (3,843,647)
--------------------------------------------------------------------------------------------
                                                                                   5,311,500
   Treasury stock, at cost, 231,520 shares                                          (264,113)
--------------------------------------------------------------------------------------------
        Total stockholders' equity                                                 5,047,387
--------------------------------------------------------------------------------------------
                                                                                 $ 6,286,403
============================================================================================

          See accompanying notes to consolidated financial statements.

                                            Frontline Communications Corporation


                                           Consolidated Statements of Operations

================================================================================

Year ended December 31,                                     1997           1998
-------------------------------------------------------------------------------
Revenues                                             $   321,706    $   574,964
Cost of revenues                                         251,928        651,378
-------------------------------------------------------------------------------
           Gross profit (loss)                            69,778        (76,414)
Operating expenses:
   Selling, general and administrative                   540,883      1,744,029
   Non-cash special compensation charge (Note 1)       1,537,000             --
-------------------------------------------------------------------------------
           Loss from operations                       (2,008,105)    (1,820,443)
Other income (expense):
   Interest income                                            --        108,194
   Interest expense                                      (28,421)       (31,850)
   Other                                                    (891)            --
-------------------------------------------------------------------------------
Net loss                                             $(2,037,417)   $(1,744,099)
-------------------------------------------------------------------------------
Loss per share - basic and diluted                   $     (1.67)   $      (.72)
-------------------------------------------------------------------------------
Weighted average number of shares outstanding -
  basic and diluted                                    1,218,000      2,435,035
-------------------------------------------------------------------------------

                    See accompanying notes to consolidated financial statements.

                                            Frontline Communications Corporation



                       Consolidated Statements of Stockholders' Equity (Deficit)


 Years ended December  31, 1997 and 1998
 --------------------------------------------------------------------------------------------------------------------------


                                            Preferred stock               Common stock         Additional
                                         --------------------        ---------------------      paid-in      Accumulated
                                         Shares        Amount        Shares         Amount      capital        deficit
---------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1996                  --   $        --            --    $        --    $     6,000    $   (62,131)
 Frontline reorganization
    (Note 2)                                 --            --       640,000          6,400       (325,000)            --
 Shares issued as compensation
    (Note 9)                                 --            --       100,000          1,000        199,000             --
 Shares issued as compensation
    (Note 1)                                 --            --       820,000          8,200      1,230,000             --
 Officer salary contributed to
    capital                                  --            --            --             --          3,000             --
 Private placement  sale of
    shares at $2 per share                   --            --       200,000          2,000        398,000             --
 Common stock options issued for
    services (Note 9)                        --            --            --             --        108,000             --
 Warrants issue to debtholders
    (Note 6)                                 --            --            --             --         24,000             --
 Recapitalization (4-for-5
    reverse split) (Note 10)                 --            --      (352,000)        (3,520)         3,520             --
 Net loss                                    --            --            --             --             --     (2,037,417)
---------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1997           1,408,000        14,080     1,646,520     (2,099,548)        (6,000)            --
 Payment of stock subscription               --            --            --             --             --             --
 Initial public offering of
    common stock, net (Note 1)               --            --     1,840,000         18,400      5,792,005             --
 Purchase of treasury stock, at
    cost (231,520 shares)
    (Note 12)                                --            --            --             --             --             --
 Common stock options issued for
    services (Note 9)                        --            --            --             --        175,137             --
 Preferred shares issued for
    acquisition of subsidiary
    (Note 4)                                 10            --            --             --      1,000,000             --
 Shares issued to acquire
    business (Note 4)                        --            --       113,364          1,134        507,871             --
 Net loss                                    --            --            --             --             --     (1,744,099)
---------------------------------------------------------------------------------------------------------------------------
 Balance, December  31, 1998                 10   $        --     3,361,364    $    33,614    $ 9,121,533    $(3,843,647)
===========================================================================================================================

 Years ended December  31, 1997 and 1998
 --------------------------------------------------------------------------------

                                                                          Total
                                          Stock          Treasury     stockholders'
                                       subscriptions    stock, at       equity
                                         receivable        cost        (deficit)
---------------------------------------------------------------------------------
 Balance, December 31, 1996             $        --    $        --    $   (56,131)
 Frontline reorganization
    (Note 2)                                     --             --       (318,600)
 Shares issued as compensation
    (Note 9)                                     --             --        200,000
 Shares issued as compensation
    (Note 1)                                 (6,000)            --      1,232,200
 Officer salary contributed to
    capital                                      --             --          3,000
 Private placement  sale of
    shares at $2 per share                       --             --        400,000
 Common stock options issued for
    services (Note 9)                            --             --        108,000
 Warrants issue to debtholders
    (Note 6)                                     --             --         24,000
 Recapitalization (4-for-5
    reverse split) (Note 10)                     --             --             --
 Net loss                                        --             --     (2,037,417)
---------------------------------------------------------------------------------
 Balance, December 31, 1997                (444,948)
 Payment of stock subscription                6,000             --          6,000
 Initial public offering of
    common stock, net (Note 1)                   --             --      5,810,405
 Purchase of treasury stock, at
    cost (231,520 shares)
    (Note 12)                                    --       (264,113)      (264,113)
 Common stock options issued for
    services (Note 9)                            --             --        175,137
 Preferred shares issued for
    acquisition of subsidiary
    (Note 4)                                     --             --      1,000,000
 Shares issued to acquire
    business (Note 4)                            --             --        509,005
 Net loss                                        --             --     (1,744,099)
---------------------------------------------------------------------------------
 Balance, December  31, 1998            $        --    $  (264,113)   $ 5,047,387
=================================================================================

                    See accompanying notes to consolidated financial statements.

                                            Frontline Communications Corporation


                                           Consolidated Statements of Cash Flows

================================================================================

Year ended December 31,                                                   1997           1998
-----------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                          $(2,037,417)   $(1,744,099)
   Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                     44,558        220,575
        Officer salary contributed to capital                              3,000             --
        Noncash compensation charge                                    1,537,000        175,137
        Allowance for doubtful accounts                                   16,666        (11,140)
        Accounts receivable write-off                                      8,605             --
        Changes in assets and liabilities, net of effects from
           acquisitions in 1998:
              Accounts receivable                                        (35,169)        25,561
              Notes receivable from stockholders                              --       (143,800)
              Prepaid expenses and other                                  (5,479)       (49,754)
              Other assets                                               (16,354)        (5,206)
              Accounts payable and accrued expenses                      300,816        (58,012)
              Interest due on stockholders loans                          19,452             --
              Deferred revenue                                            24,385         46,467
-----------------------------------------------------------------------------------------------
                Net cash used in operating activities                   (139,937)    (1,544,271)
-----------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property and equipment                                (176,304)      (423,297)
   Acquisition of businesses                                                  --     (1,481,820)
-----------------------------------------------------------------------------------------------
                Net cash used in investing activities                   (176,304)    (1,905,117)
-----------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Repayments of stockholder loans                                       (45,266)      (378,989)
   Proceeds from stockholder loans, net                                  230,000             --
   Proceeds from sale of common stock                                    400,000          6,000
   Proceeds from initial public offering of common stock                      --      6,041,476
   Registration costs                                                   (231,071)            --
   Payments to acquire treasury stock                                         --       (264,113)
-----------------------------------------------------------------------------------------------
                Net cash provided by financing activities                353,663      5,404,374
-----------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                 37,422      1,954,986
Cash and cash equivalents, beginning of year                               2,303         39,725
-----------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                               $    39,725    $ 1,994,711
===============================================================================================
Supplemental disclosure of cash flow information:
   Cash paid for interest                                            $    10,451    $    31,000
Noncash investing and financing activities:
   Common stock issued for reduction of stockholder loans                  9,600             --
   Notes payable to stockholders issued as distributions                 325,000             --
   Capital lease obligations incurred                                         --        207,725
   Preferred shares issued to acquire subsidiaries                            --      1,000,000
   Common stock issued to acquire business                                    --        509,005
===============================================================================================

                    See accompanying notes to consolidated financial statements.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

1.   Summary of Significant Accounting Policies

     Business

     Frontline Communications Corporation ("Frontline" or the "Company") is an internet service provider and Competitive Local Exchange Carrier ("CLEC") that offers E-commerce and internet access to individual and business subscribers located in the Northeast United States.


     Frontline consummated an initial public offering ("IPO") during May 1998 and raised net proceeds of $5,810,405 (see Note 10).

     Reorganization and Principles of Combination

     The consolidated financial statements include the accounts of Hobbes & Co., LLC ("Hobbes"), INET Communications Company, LLC ("INET") and Sarah Girl & Co., LLC ("Sarah Girl"), (collectively the "Predecessor Companies") and Frontline Communications Corporation. As described more fully in Note 2, on May 30, 1997, Frontline acquired the net assets of the Predecessor Companies. For accounting purposes, the business consolidation has been accounted for as if the acquirer was Hobbes. With respect to the acquisition of INET, the acquisition has been accounted for as a consolidation of entities under common control in a manner similar to a pooling of interests and reflects the consolidated financial position, operating results and cash flows of Hobbes and INET as if they had been consolidated for all periods presented. With respect to Sarah Girl and Frontline, the business consolidation has been accounted for using purchase accounting, which resulted in the recording of a special non-cash charge of $1,230,000. The non-cash charge represents the estimated fair market value of the Company's 820,000 shares of common stock issued to certain founding shareholders in February 1997 for current and future services. An additional non-cash charge was taken for the value of services on stock issued to a director. The Predecessor Companies were dissolved and Frontline is the continuing legal entity. All intercompany accounts and transactions have been eliminated.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================


     Principles of Consolidation


     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

     Property, Equipment and Depreciation

     Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the assets using the straight-line method.

     The following estimated useful lives are applied in the computation of depreciation and amortization:


                                                                      Years
     ----------------------------------------------------------------------
     Computer and office equipment                                      3-5
     Furniture and fixtures                                               5
     Leasehold improvements                                      Lease term
     ======================================================================

     Intangible Assets

     Intangible assets include goodwill, the excess of the cost of purchased businesses over the fair value of the net acquired, and purchased customer bases. Amortization is computed using the straight-line basis over three years, the expected benefit period.

     Revenue Recognition

     Monthly subscription service revenue is recognized over the period in which services are provided. Service revenues derived from dedicated access services, which require the installation and use of Company provided equipment at a subscriber's location, are recognized when the service is commenced. Fee revenues for ancillary services are recognized as services are performed. Deferred revenue represents prepaid access fees by subscribers.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================


     Long-Lived Assets

     Long-lived assets, such as property and equipment, intangibles and customer bases, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No write downs were necessary for the years ended December 31, 1997 and 1998.

     Income Taxes

     Deferred income taxes are provided on differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Use of Estimates

     In preparing the consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Many of the Company's estimates and assumptions used in the financial statements related to the Company's industry which are subject to rapid technological change. It is reasonably possible that changes may occur in the near term that would affect management's estimates with respect to the carrying values of plant and equipment, intangibles and customer bases.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

     Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company's cash investments are placed with high credit quality financial institutions and may exceed the amount of federal deposit insurance. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

     Cash and Cash Equivalents

     The Company considers all highly liquid money market instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalent instruments were $-0- and $1,766,267 at December 31, 1997 and 1998, respectively.

     Financial Instruments

     The carrying amounts of financial instruments including cash, accounts receivable, notes receivable from (payable to) stockholders and accounts payable approximated fair value as of December 31, 1998, because of the relatively short maturity of these instruments.

     Stock-Based Compensation

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company adopted the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method. Stock arrangements with non-employees, if applicable, are recorded at fair value.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

     Advertising

     All costs associated with advertising services are expensed in the period incurred. Advertising expense was approximately $28,000 and $ 136,000 for the years ended December 31, 1997 and 1998, respectively.

     Loss Per Share

     The Company has adopted SFAS No. 128, "Earnings per Share," which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. Diluted earnings per share amounts have not been reported because the Company has a net loss and the impact of the assumed conversion of preferred stock and exercise of stock options and warrants would be anti-dilutive.

     Effect of Recent Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires companies to recognize all derivatives as either assets or liabilities  in the  statement  of  financial  position  and measure  those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate the new standard will have any effect on its financial statements.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

2.   Reorganization

     On May 30, 1997, the Predecessor Companies were acquired by the Company by issuing three notes aggregating $325,000 (see Note 6) for all the membership interest in the Predecessor Companies. For accounting purposes Hobbes has been considered to be the acquirer. As a result, the business consolidation of Hobbes and INET has been accounted for as a consolidation of entities under common control in a manner similar to a pooling of interests. The business consolidation with Sarah Girl and Frontline have been accounted for as purchases. The net assets and operations of Sarah Girl and Frontline are not material to the Company's consolidation financial statements. Notes payable to the members of the Predecessor Companies are accounted for as distributions in the accompanying consolidated statements of stockholders' equity.

3.   Notes Receivable from Stockholders

     During August and October 1998, the Company made advances aggregating $143,800 to two of its stockholders. The notes are due on demand and bear interest at 8% which is offset against the interest payable from the stockholders (see Note 6).

4.   Acquisition of Businesses

     During 1998, the Company made the following acquisitions all of which were accounted for using the purchase method of accounting with the results of each acquisition included in the consolidated financial statements from the respective acquisition date. The acquisition resulted in intangibles of $3,215,226, which are being amortized over their expected benefit period of 3 years.

     At December 31, 1998, intangibles were as follows:


                                                Customer
                                   Goodwill        bases       Total
     -----------------------------------------------------------------
     Intangibles                 $1,143,998   $2,071,228  $3,215,226
     Less:  Accumulated
               amortization          88,979       44,921     133,900
     -----------------------------------------------------------------
                                 $1,055,019   $2,026,307  $3,081,326
     =================================================================

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

     WOWFactor

     On October 9, 1998, the Company acquired all of the issued and outstanding capital stock of WOWFactor, Inc. ("WOWFactor"), a New Jersey corporation engaged in the business of promoting e-commerce through its web sites primarily for women's businesses. The Company issued to the stockholders of WOWFactor ten shares of newly created Series A preferred stock, which is convertible on July 15, 1999 into common stock with a market value of $1,000,000, subject to a maximum issuance of 250,000 shares. In addition, to the extent that the Company's common stock has a market value on July 15, 1999 of (i) less than $3.00 per share or (ii) greater than $3.00 per share but less than $4.00 per share, the Company agreed to issue to the WOWFactor stockholders options to purchase up to an aggregate of 100,000 or 50,000 shares, respectively.

     Roxy Systems d/b/a Magic Carpet

     On October 9, 1998, the Company acquired substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpet ("Roxy") in consideration of $75,000 in cash and the assumption of approximately $60,000 of liabilities. Roxy is an internet service provider which, at the date of acquisition, had approximately 1,000 individual and business subscribers in Orange County, New York.

     US Online

     Pursuant to an order of the United States Bankruptcy Court, District of New Jersey, on October 23, 1998, the Company acquired substantially all of the assets used in the business of US Online, Inc. ("US Online"), including a point of presence in the Philadelphia area, and assumed two of US Online's executory contracts for consideration of $570,000 in cash paid upon closing. At the time of the acquisition, US Online was engaged in the business of providing internet access, web hosting and leased communications lines to approximately 3,500 subscribers in New York, New Jersey and Pennsylvania.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

     Webspan

     On December 17, 1998, the Company acquired substantially all of the assets used in the business of Webspan Communications, Inc. ("Webspan") in consideration of $500,000 in cash, assumption of approximately $544,000 of liabilities and an aggregate of 113,364 shares of the Company's common stock (approximately $509,000). At the time of the acquisition, Webspan was an internet service provider with approximately 9,000 individual and business subscribers in New York and New Jersey.

     The following pro forma consolidated financial information has been prepared to reflect the 1998 acquisitions. The pro forma financial information is based on the historical financial statements of the Company and those of the acquired businesses. The accompanying pro forma operating statements are presented as if the acquisitions occurred on January 1, 1997. The pro forma financial information is unaudited and is not necessarily indicative of what the actual results of operations of the Company would have been assuming the acquisitions had been completed as of January 1, 1997, and neither is it necessarily indicative of the results of operations for future periods.

     Year ended December 31,                            1997              1998
     --------------------------------------------------------------------------
                                                         (unaudited)
     Revenues                                    $ 2,383,063        $ 2,635,923
     Net loss                                     (5,320,805)        (4,307,399)
     ==========================================================================
     Net loss per share - basic and diluted      $     (3.85)       $     (1.69)
     ==========================================================================

     The above unaudited pro forma consolidated financial information has been adjusted to reflect amortization of intangibles as generated by the acquisitions over a three-year period, WOWFactor officer's employment agreement entered into at the date of acquisition, the conversion of the preferred shares issued in the WOWFactor acquisition and the issuance of 113,364 common shares in the Webspan acquisition.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

5.   Property and Equipment

     Property and equipment consisted of the following:

     December 31, 1998
     -------------------------------------------------------------------
     Computer and office equipment                            $1,070,492
     Furniture and fixtures                                       38,705
     Leasehold improvements                                       13,783
     -------------------------------------------------------------------
                                                               1,122,980
     Less:  Accumulated depreciation and
               amortization                                      141,195
     -------------------------------------------------------------------
                                                              $  981,785
     ===================================================================

6.   Notes Payable Stockholders

     On May 30, 1997, the Company issued notes aggregating $372,137 to three of its stockholders related to the reorganization discussed in Note 2, and certain advances made to the Company since inception. The notes bear interest at 8%. To date $203,537 has been repaid and $168,600 will be deferred until such time as the Company achieves $1.9 million in pre-tax earnings, but in no event sooner than May 2000.

7.   Capital Lease Obligations

     The Company leases computer equipment under capital leases. The assets acquired under capital leases have a cost of $207,725 and accumulated depreciation of $-0- as of December 31, 1998.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================


     The following is a schedule of future minimum lease payments under capitalized leases, together with the present value of the net minimum lease payments at December 31, 1998.


     ------------------------------------------------------------------
     Payments for the year ending:
        1999                                                  $  75,745
        2000                                                     75,745
        2001                                                     75,745
     ------------------------------------------------------------------
     Total minimum lease payments                               227,235
     Less:  Amount representing interest                         72,833
     ------------------------------------------------------------------
     Present value of net minimum lease payments                154,402
     Less:  Current portion                                      38,569
     ------------------------------------------------------------------
     Long-term lease obligations                               $115,833
     ==================================================================

8.   Commitments and Contingencies


     Leases

     The Company rents office space and equipment under operating lease agreements expiring at various dates through 2000.

     Future minimum rental payments required under operating leases as of December 31, 1998 are approximately as follows:

     --------------------------------------------------------------
     1999                                                  $121,000
     2000                                                   119,000
     2001                                                   118,000
     2002                                                    57,000
     --------------------------------------------------------------
     Total                                                 $415,000
     ===============================================================

     Rental expense was $69,981 and $134,249 for the years ended December 31, 1997 and 1998, respectively.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================



     The Company has entered into three-year employment agreements with certain officers and employees which provide for aggregate annual base compensation of approximately $401,000, and such bonuses as the Board of Directors may, in its sole discretion, from time to time determine. These employment agreements, which expire in August 2000 and September 2001, provide for employment on a full-time basis (except for the Company's agreement with its Chief Executive Officer) and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter.


9.   Stock Options


     The Company has a stock option plan (the "Plan"), which authorized the issuance of incentive options and non-qualified options to purchase up to 500,000 shares of common stock. The plan has a ten year term. The Board retained the authority to determine the individuals to whom, and the times at which, stock options would be made, along with the number of shares, vesting schedule and other provisions related to the stock options.

     The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations by recording compensation expense for the excess of fair market value and the exercisable price per share as of the date of the grant in accounting for its stock options. Accordingly, no compensation costs have been recognized for its issuance of options to employees since the exercise price exceeded the then fair market value on the date of the grant. In accordance with SFAS No. 123, the Company has recognized $108,000 and $175,137 as the fair value of services received for the 136,000 and 103,000 options granted to non-employees during 1997 and 1998, respectively.

                                            Frontline Communications Corporation


                                      Notes to Consolidated Financial Statements

================================================================================


     SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates fair value of each stock based option at the date of the grant using the Black Scholes option-pricing model with the following weighted average assumptions used for options in 1997 and 1998:

                                                      1997               1998
     --------------------------------------------------------------------------
     Risk-free interest rate                          6.51%       4.29% - 5.48%
     Expected life                                  5 years             5 years
     Expected volatility                             15.00%              46.10%
     Dividend yield                                    None                None
     ==========================================================================

     Under the accounting provisions of SFAS No. 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                                           1997           1998
     --------------------------------------------------------------------------
     Net loss:
        As reported                                 $(2,037,417)    $(1,744,099)
        Pro forma                                    (2,037,417)     (2,060,753)
     ==========================================================================
     Net loss per share (basic and diluted):
        As reported                                 $    (1.67)     $      (.72)
        Pro forma                                        (1.67)            (.85)
     ==========================================================================

     Stock options granted prior to 1998 were considered to have minimal value based on the fair value method of SFAS No. 123.

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================


     A summary of the status of the Company's stock option plan as of December 31, 1997 and 1998, and changes during the years ending on those dates, is presented below:

     December 31,                                                 1997                                    1998
     -----------------------------------------------------------------------------------------------------------------------
                                                                Weighted average                            Weighted average
                                                       Shares    exercise price                Shares      exercise price
     -----------------------------------------------------------------------------------------------------------------------
     Outstanding at beginning of year                      --        $   --                    165,600         $ 2.00
     Granted                                          280,000          2.00                    426,200           3.00
     Exercised                                             --            --                         --             --
     Forfeited                                       (114,400)        (2.00)                    (8,800)         (2.00)
     -----------------------------------------------------------------------------------------------------------------------
     Outstanding at end of year                       165,600        $ 2.00                    583,000         $ 2.73
     =======================================================================================================================
     Options exercisable at year-end                       --        $   --                    457,000         $ 2.66
     =======================================================================================================================
     Weighted average fair value of options
       granted during the year                                       $   --                                    $ 1.62
     =======================================================================================================================

     The following table summarizes information about stock options outstanding at December 31, 1998.

                                                      Options outstanding                             Options exercisable
                                       ----------------------------------------------          ----------------------------------
                                                             Weighted
                                                             average         Weighted               Number
                                            Number          remaining         average           exercisable at      Weighted
                                        outstanding at     contractual       exercise            December 31,        average
     Range of exercise prices          December 31, 1998       life            price                 1998        exercise price
     ----------------------------------------------------------------------------------------------------------------------------
     $2.00 to $3.00                         418,600                 9.4        $2.31               358,600            $2.27
     $3.00 to $5.18                         164,400                 9.4         3.81                98,400             4.09
     ============================================================================================================================

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

10.  Capital Stock and Warrants

     At December 31, 1998, there was an aggregate of 2,460,000 warrants outstanding at exercise prices between $4.80 and $7.92 per share, expiring at various times through 2003, as follows:

     In December 1997, as partial consideration for a loan, the Company granted warrants to purchase 300,000 shares, at an exercise price of $5.00 per share, expiring in December 2003. These warrants were valued at $24,000 and recorded as a debt discount.

     As part of its IPO in February 1998, the Company offered and sold warrants (the "Public Warrants") to purchase 1,840,000 shares, at an exercise price of $4.80 per share, expiring in February 2003.

     In March 1998, the Company effected a 4 for 5 reverse stock split. All shares and per share data in the consolidated financial statements have been adjusted to give retroactive effect to the reverse stock split.

     Additionally, during May 1998, the Company sold to the underwriter of the IPO, warrants to purchase 160,000 shares, at an exercise price of $6.60 per share, and 160,000 shares, at an exercise price of $7.92 per share. These warrants expire in May 2003.

     The Board of Directors is authorized to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares subsequent to the issuance of shares of such series (but not below the number of shares of such series then outstanding).

                                            Frontline Communications Corporation



                                      Notes to Consolidated Financial Statements

================================================================================

11.  Income Taxes

     The Company had net operating loss carryforwards of approximately $1,500,000 at December 31, 1998, which expire beginning in 2111. The tax benefit of these losses has been completely offset by a valuation allowance due to the uncertainty of its realization.

12.  Litigation Settlement

     In connection with a settlement of all disputes with a former officer, the Company purchased 231,520 shares of common stock owned by that officer for $264,113. These amounts were accounted for as treasury stock in the accompanying balance sheet.

13.  Subsequent Event

     In March 1999, the Company entered into an agreement with two institutional investors pursuant to which the Company sold 158,856 shares of common stock, at prevailing market price, for an aggregate purchase price of $2,000,000. The agreement with the investors provides for certain registration and repricing rights. The Company may, at any time prior to the effectiveness of registration, redeem the common stock issued in its entirety for a premium. The Company also issued 21,662 warrants to purchase common stock for 13.849 per share. The warrants are exercisable on or before March 25, 2002.

                      FRONTLINE COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998

                      FRONTLINE COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998


BASIS OF COMBINATION- PRO FORMA

     The accompanying unaudited pro forma combined statement of operations has been derived from Frontline Communications Corporation's (the " Company") consolidated statement of operations for the year ended December 31, 1998 and the historical statements of operations of the acquired businesses from January 1, 1998 to the respective dates of acquisition. Adjustments have been made to such information to give effect to the following transaction and events as if each had occurred as of the beginning of the period covered by the combined statement of operations:

     A. The Company's acquisition of all of the issued and outstanding stock of WOW Factor, Inc. ("WOWFactor) on October 9, 1998.

     B. The Company's acquisition of substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpets on October 9, 1998.

     C. The Company's acquisition of substantially all of the assets used in the business of US Online, Inc. on October 23, 1998

     D. The Company's acquisition of substantially all of the assets used in the business of Webspan Communications, Inc. ("Webspan") on December 17, 1998.

     The  aggregate  consideration  for  the  above  acquisitions   approximated
     $3,595,000 and resulted in intangibles of $3,215,226. The intangibles are being amortized over their expected benefit period of 3 years.

     The pro forma combined statement of operations has been adjusted to reflect amortization of intangibles as generated by the acquisitions over a three-year period, WOW Factor officer's employment agreement entered into at the date of acquisition, the conversion of the preferred shares issued in the WOWFactor acquisition and the issuance of 113,364 common shares in the Webspan acquisition.

The accompanying pro forma financial information has been included as required and allowed by the rules of the Commission, is provided for information purposes only and does not purport to represent what the Company's results of operations would have been had such transactions in fact occurred at the beginning of the period presented or to project the Company's results of operations or financial position in, or for, any future periods.

The accompanying unaudited proforma condensed financial statements should be read in conjunction with the respective historical financial statements of the Company, WOW Factor, Magic Carpets, US Online, Inc. and Webspan, which are contained elsewhere herein.

FRONTLINE COMMUNICATIONS CORPORATION
UNADUITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 1998

                          Frontline       Roxy           WOW           U.S. Online  Webspan               Pro forma     Pro forma
                          Communications  Systems, Inc   Factor, Inc.  Inc.         Communications, Inc   adjustments   Combined
                          -----------------------------------------------------------------------------   -----------   ------------
Revenues                  $   574,964     $  192,037     $  29,029     $ 768,142    $1,071,741                          $ 2,635,913
Cost of revenues              651,378        129,521         3,293       915,454     1,117,311                            2,816,957
                          -----------------------------------------------------------------------------   --------      -----------
      Gross profit (loss)     (76,414)        62,516        25,736      (147,312)      (45,570)                            (181,044)

Operating expenses:
  Selling, general
    and administrative      1,744,029         73,782        42,067       825,379       345,442             990,000(1)     4,020,699
                          -----------------------------------------------------------------------------   --------      -----------
Loss from operations       (1,820,443)       (11,266)      (16,331)     (972,691)     (391,012)           (990,000)      (4,201,743)

Other income (expense):
  Interest income             108,194                                                                                       108,194
  Interest expense            (31,850)                                                                                      (31,850)

                          =============================================================================   ========      ===========
Net loss                   (1,744,099)       (11,266)      (16,331)     (972,691)     (391,012)           (990,000)      (4,125,399)
                          =============================================================================   ========      ===========

Loss per share-
  basic and diluted            ($0.72)                                                                                       ($1.58)
                          ===========                                                                                   ===========

Weighted average number
  of shares outstanding-
  basic and diluted         2,435,035                                                                                     2,606,754
                          ===========                                                                                   ===========

                     (1) The pro forma adjustments consist of the following:

                          (a)  To record additional salary expense for
                               Margaret McGillen, president of WOW
                               Factor Inc. from January 1, 1998 to date
                               of acquisition                                                             $ 75,000

                          (b) To record additional amortization of the acquired intangible assets from January
                               1, 1998 to date of acquistion for the
                               following:

                                      Roxy Systems, Inc.                                                    39,000
                                      WOW Factor, Inc.                                                     286,000
                                      U.S. Online, Inc.                                                    148,000
                                      Webspan Communications, Inc.                                         442,000
                                                                                                          --------
                                                                                                          $990,000
                                                                                                          ========

                                 WOWFactor, Inc.






                                                            Financial Statements
                                          Years Ended December 31, 1997 and 1996

                                                                 WOWFactor, Inc.



                                                                        Contents


================================================================================

Report of independent certified public accountants                           F-3

Financial statements:
   Balance sheet                                                             F-4
   Statements of operations                                                  F-5
   Statements of stockholders' deficit                                       F-6
   Statements of cash flows                                                  F-7
   Summary of business and significant accounting policies                   F-8
   Notes to financial statements                                             F-9

Report of Independent Certified Public Accountants

WOWFactor, Inc.
Montclair, New Jersey

We have audited the accompanying balance sheet of WOWFactor, Inc. as of December 31, 1997 and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WOWFactor, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



BDO Seidman, LLP


New York, New York

December 18, 1998

                                                                 WOWFactor, Inc.

                                                                   Balance Sheet

================================================================================

December 31, 1997
-------------------------------------------------------------------------------
Assets
Equipment, net (Note 1)                                               $  12,170
===============================================================================
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                                   $  31,668
   Accrued expenses                                                      25,301
   Notes payable (Note 2)                                                60,000
-------------------------------------------------------------------------------
        Total current liabilities                                       116,969
-------------------------------------------------------------------------------
Stockholders' deficit:
   Common stock, no par value - 100 shares authorized, issued and
      outstanding (Note 2)                                              657,263
   Accumulated deficit                                                 (762,062)
-------------------------------------------------------------------------------
        Total stockholders' deficit                                    (104,799)
-------------------------------------------------------------------------------
                                                                      $  12,170
===============================================================================

                 See accompanying summary of business and significant accounting policies and notes to financial statements.

                                                                 WOWFactor, Inc.


                                                        Statements of Operations

================================================================================

Year ended December 31,                                   1997            1996
-------------------------------------------------------------------------------
Net sales                                             $   4,754       $      25
Cost of sales                                            47,676          34,369
-------------------------------------------------------------------------------
      Gross margin                                      (42,922)        (34,344)
-------------------------------------------------------------------------------
Operating expenses:
   Selling, general and administrative                   96,173          95,976
   Noncash compensation (Note 3)                        234,000         259,000
-------------------------------------------------------------------------------
      Total operating expenses                          330,173         354,976
-------------------------------------------------------------------------------
                                                       (373,095)       (389,320)
Other income:
   Interest income                                           --             353
-------------------------------------------------------------------------------
Net loss                                               (373,095)       (388,967)
Accumulated deficit, beginning of year                 (388,967)             --
-------------------------------------------------------------------------------
Accumulated deficit, end of year                      $(762,062)      $(388,967)
===============================================================================

          See  accompanying  summary  of  business  and  significant  accounting policies and notes to financial statements.

                                                                 WOWFactor, Inc.



                                             Statements of Stockholders' Deficit

================================================================================

 Years ended December 31, 1997 and 1996
 ------------------------------------------------------------------------------
                                                       Accumulated
                                         Capital stock     deficit        Total
-------------------------------------------------------------------------------
Balance, January 1, 1996                     $      --   $      --    $      --
Net loss                                            --    (388,967)    (388,967)
Capital contributions (Notes 2(b) and 3)       327,140          --      327,140
-------------------------------------------------------------------------------
Balance, December 31, 1996                     327,140    (388,967)     (61,827)
Net loss                                            --    (373,095)    (373,095)
Capital contributions (Notes 2(b) and 3)       330,123          --      330,123
-------------------------------------------------------------------------------
Balance, December 31, 1997                   $ 657,263   $(762,062)   $(104,799)
===============================================================================

          See  accompanying  summary  of  business  and  significant  accounting policies and notes to financial statements.

                                                                 WOWFactor, Inc.


                                                        Statements of Cash Flows
                                                                        (Note 3)
================================================================================

Year ended December 31,                                          1997         1996
------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                   $(373,095)   $(388,967)
------------------------------------------------------------------------------------
   Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation                                              8,121        5,088
        Capital contributed through performance of services     234,000      259,000
        Change in assets and liabilities:
           (Increase) decrease in:
              Accounts payable                                   13,462       18,206
              Accrued expenses                                   (8,883)      34,184
------------------------------------------------------------------------------------
                Total adjustments                               246,700      316,478
------------------------------------------------------------------------------------
                Net cash used in operating activities          (126,395)     (72,489)
------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchase of equipment                                             --      (25,379)
------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from issuance of notes                               25,000       35,000
   Contributions of capital - cash                               96,123       68,140
------------------------------------------------------------------------------------
                Net cash provided by financing activities       121,123      103,140
------------------------------------------------------------------------------------
Net increase (decrease) in cash                                  (5,272)       5,272
Cash, beginning of year                                           5,272           --
------------------------------------------------------------------------------------
Cash, end of year                                             $      --    $   5,272
====================================================================================
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Interest                                                $      --    $      --
      Income                                                         --           --
====================================================================================

          See  accompanying  summary  of  business  and  significant  accounting policies and notes to financial statements.

                                                                 WOWFactor, Inc.


                         Summary of Business and Significant Accounting Policies

================================================================================

Business

     WOWFactor, Inc. (the "Company") which was incorporated in 1995, and commenced business as an internet web-based Company providing consumer and business goods and services, focusing on women business owners.


Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Equipment and Depreciation

     Equipment is stated at cost. Depreciation is computed using the double declining balance method over the estimated useful lives of the assets of five years.

Income Taxes

     The Company is taxed as an S corporation under the provisions of the Internal Revenue Code. The stockholder's report the Company's taxable income or loss in their personal income tax returns. Accordingly, Federal as well as State of New Jersey income taxes or benefits are not reflected in the financial statements.

     Deferred taxes are inconsequential as a result of the Company's tax status.

Revenue Recognition

     Revenues were derived from various internet related services and are recognized in the month in which services are provided.

                                                                 WOWFactor, Inc.



                                                   Notes to Financial Statements

================================================================================


1.   Equipment

     Equipment, as presented on the balance sheet, is as follows:


     December 31, 1997
     -------------------------------------------------
     Equipment                                $ 25,379
     Less:  Accumulated depreciation           (13,209)
     -------------------------------------------------
                                              $ 12,170
     =================================================



2.   Related Party Transactions


     (a) The Company has outstanding, at December 31, 1997, noninterest bearing notes payable to a related party totaling $60,000. These notes were repaid during 1998.

     (b) In 1997 and 1996, shareholders made cash capital contributions of $96,123 and $68,140, respectively.

     (c) The Company's operations are conducted at the home of the principal stockholder at no expense to the Company. Management has determined that the cost of such space cannot be reasonably estimated and has therefore chosen not to disclose such information.

3.   Noncash Compensation

     During 1997 and 1996, the Company recognized contributed capital in lieu of the payments of salaries and fees to certain stockholders. The amounts recognized as expense and contributed capital in the financial statements were $234,000 and $259,000 in 1997 and 1996, respectively.

                                                                 WOWFactor, Inc.



                                                   Notes to Financial Statements

================================================================================

4.   Subsequent Event


     On October 9, 1998, the Company entered into an agreement with Frontline Communications Corporation (the "Purchaser") whereby ten (10) shares of Series A Convertible Preferred Stock of the Purchaser ("Series A Preferred"), convertible on July 15, 1999 into common stock, par value $0.1 per share, having a market value of $1,000,000 on the conversion date, were transferred in consideration of all the authorized, issued and outstanding shares of the Company's common stock. The conversion feature, however, provides for a limitation that under no circumstances shall the Series A Preferred stock be convertible into the Purchaser's common stock aggregating more than 250,000 shares. In connection with the transactions, stock options were granted to the Company's former shareholders to be exercised on July 15, 1999 under the conditions that (a) if the Purchaser's common stock has a market value on July 15, 1999 of less than $3.00 per share, up to 100,000 shares may be purchased under the option or (b) if the Purchaser's common stock has a market value of less than $4.00 per share but greater than $3.00 per share, options to purchase will be limited to 50,000 shares.

                               Roxy Systems, Inc.,
                               D/B/A Magic Carpet




                                                    Financial Statements
                                                    Year Ended December 31, 1997

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet

                                                                        Contents

================================================================================



Report of independent certified public accountants                           F-3

Financial statements:
   Balance sheet                                                             F-4
   Statement of operations                                                   F-5
   Statement of stockholder's deficit                                        F-6
   Statement of cash flows                                                   F-7
   Summary of business and significant accounting policies                   F-8
   Notes to financial statements                                             F-9

Report of Independent Certified Public Accountants


Roxy Systems, Inc., D/B/A Magic Carpet
Middletown, New York

We have audited the accompanying balance sheet of Roxy Systems, Inc., D/B/A Magic Carpet as of December 31, 1997 and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roxy Systems, Inc., D/B/A Magic Carpet at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Certified Public Accountants


New York, New York

December 22, 1998

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet


                                                                   Balance Sheet

================================================================================

December 31, 1997
-----------------------------------------------------------------------------------------
Assets
Current:
   Accounts receivable, less allowance for doubtful accounts of $10,000         $   2,686
Property and equipment, net (Note 1)                                               21,080
Other                                                                                 774
-----------------------------------------------------------------------------------------
                                                                                $  24,540
=========================================================================================
Liabilities and Stockholder's Deficit
Current liabilities:
   Accounts payable and accrued expenses                                        $  46,387
   Due to stockholder (Note 2)                                                     15,860
-----------------------------------------------------------------------------------------
      Total current liabilities                                                    62,247
-----------------------------------------------------------------------------------------
Stockholder's deficit:
   Common stock, no par value - shares authorized, issued and outstanding 100      80,000
   Accumulated deficit                                                           (117,707)
-----------------------------------------------------------------------------------------
      Total stockholder's deficit                                                 (37,707)
-----------------------------------------------------------------------------------------
                                                                                $  24,540
=========================================================================================

              See  accompanying  summary of business and significant  accounting policies and notes to financial statements.

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet


                                                         Statement of Operations

================================================================================

 Year ended December 31, 1997
-------------------------------------------------------------------------------
 Net sales                                                            $ 180,569
 Cost of sales                                                          157,542
-------------------------------------------------------------------------------
       Gross profit                                                      23,027
 Operating expenses:
    Selling, general and administrative                                  79,740
-------------------------------------------------------------------------------
 Net loss                                                               (56,713)
 Accumulated deficit, beginning of year                                 (60,994)
-------------------------------------------------------------------------------
 Accumulated deficit, end of year                                     $(117,707)
===============================================================================

              See  accompanying  summary of business and significant  accounting policies and notes to financial statements.

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet

                                              Statement of Stockholder's Deficit

================================================================================

 Year ended December 31, 1997
-------------------------------------------------------------------------------
                                                    Accumulated
                                   Capital stock        deficit          Total
-------------------------------------------------------------------------------
 Balance, January 1, 1997              $  80,000      $ (60,994)      $  19,006
 Net loss                                     --        (56,713)        (56,713)
-------------------------------------------------------------------------------
 Balance, December 31, 1997            $  80,000      $(117,707)      $ (37,707)
===============================================================================

              See  accompanying  summary of business and significant  accounting policies and notes to financial statements.

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet


                                                         Statement of Cash Flows

================================================================================

 Year ended December 31, 1997
-----------------------------------------------------------------------------------------
 Cash flows from operating activities:
    Net loss                                                                     $(56,713)
-----------------------------------------------------------------------------------------
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                 6,770
       Allowance for doubtful accounts                                             10,000
       Change in assets and liabilities:
         Increase in:
            Accounts receivable                                                   (12,686)
            Other assets                                                             (774)
         Increase in accounts payable and accrued expenses                         31,795
-----------------------------------------------------------------------------------------
               Total adjustments                                                   35,105
-----------------------------------------------------------------------------------------
               Net cash used in operating  activities                             (21,608)
 Cash flows from investing activities:
    Purchase of equipment                                                          (3,850)
 Cash flows from financing activities:
    Advances received from stockholder                                             20,836
-----------------------------------------------------------------------------------------
 Net decrease in cash                                                              (4,622)
 Cash, beginning of year                                                            4,622
-----------------------------------------------------------------------------------------
 Cash, end of year                                                               $     --
=========================================================================================
 Supplemental disclosure of cash flow information:
    Cash paid during the year for:
       Interest                                                                  $     --
       Income taxes                                                                    --
=========================================================================================

                 See accompanying summary of business and significant accounting policies and notes to financial statements.

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet


                         Summary of Business and Significant Accounting Policies

================================================================================


Business Roxy Systems, Inc., D/B/A Magic Carpet (the "Company") is an internet service provider that offers "dial-up" Internet access primarily to individual subscribers. The Company provides subscribers with direct access to a wide range of Internet applications and resources, including electronic mail, world wide web sites and regional and local information and data services.

Use of Estimates                     The preparation of the financial statements
                                     in  conformity   with  generally   accepted
                                     accounting  principles  requires management
                                     to  make  estimates  and  assumptions  that
                                     affect the  reported  amounts of assets and
                                     liabilities  and  disclosure  of contingent
                                     assets and  liabilities  at the date of the
                                     financial   statements   and  the  reported
                                     amounts of revenues and expenses during the
                                     reporting  period.   Actual  results  could
                                     differ from those estimates.


Property, Equipment and              Equipment  is stated at cost.  Depreciation
Depreciation                         is computed over the estimated useful lives
                                     of the assets by the straight-line method for property and equipment.


Revenue Revenue from monthly Internet service are recognized in the month in which services are provided.

Income Taxes                         The  Company  is taxed as an S  corporation
                                     under  the   provisions   of  the  Internal
                                     Revenue Code. The stockholder reports the Company's taxable income or loss in his personal income tax return. Accordingly,
                                     Federal as well as New York State income taxes or benefits are not reflected in the financial statements.

                                     Deferred taxes are inconsequential as a result of the Company's tax status.

                                                             Roxy Systems, Inc.,
                                                              D/B/A Magic Carpet


                                                   Notes to Financial Statements

================================================================================


1.   Property and                    Property and equipment, as presented on the
     Equipment, Net                  balance sheet, is as follows:

                                     December 31, 1997
                                     -------------------------------------------
                                     Equipment                         $ 31,825
                                     Furniture and fixtures               2,025
                                     -------------------------------------------
                                                                         33,850
                                     Less:  Accumulated depreciation    (12,770)
                                     -------------------------------------------
                                                                       $ 21,080
                                     ===========================================

2.   Related Party                   The  stockholder  of the  Company  has made
     Transactions                    advances to the Company totaling $15,860 at
                                     December 31, 1997. These advances were in the form of noninterest-bearing notes that are due on demand.

                                     The Company's operations are conducted at the home of a relative of the stockholder on a month-to-month basis at a rate of $100 per month.

3.   Subsequent Event                On October 9, 1998, the Company transferred
                                     all  assets,  trademarks,   service  marks,
                                     patents,  contracts  and similar  rights to
                                     Frontline    Communications   Corp.,   (the
                                     "Purchaser").  Pursuant  to the  agreement,
                                     the Purchaser assumed up to $60,348 in past
                                     due    obligations    of    the    Company.
                                     Additionally,   a   two   year   noncompete
                                     agreement  was  executed by the Company and
                                     all   stockholders,    partners,    owners,
                                     officers and  directors of the Company,  as
                                     relating to the  ownership,  operations of,
                                     or  employment   in  an  Internet   service
                                     provider  or  other  web  services  company
                                     directly   competing  with  purchaser.   In
                                     consideration thereof, the Company received
                                     $100,000.

                                U.S. ONLINE, INC.

                         (FORMERLY VENTURE QUEST, INC.)

                          COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                U.S. ONLINE, INC.
                          COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



                                    CONTENTS





Report of Independent Certified Public Accountant                          3

Combined Balance Sheet                                                     4

Combined Statement of Operations                                           6

Combined Statement of Changes in Shareholders' Equity                      7

Combined Statement of Cash Flows                                           9

Combined Notes to Financial Statements                                    11-22

Combined Supplemental Information                                         23

Combined Cost of Revenue                                                  24

Combined Operating Expenses                                               25

                                JOSEPH J. REPKO
                          Certified Public Accountant
                               435 N. STATE ROAD
                        Springfield, PENNSYLVANIA 19064
                                 (610) 328-9551


                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
U.S. Online, Inc.
Mount Laurel, NJ 08054

I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1997 and the related statement of operations, shareholders equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.

As shown in the financial statements, the company incurred a substantial net loss of $1,310,142 for 1997. At December 31, 1997, current liabilities exceeded current assets by $1,399,853 and total liabilities exceed total assets by $1,036,621. These factors, and others discussed in Note 18 specifically the bankruptcy filings under Chapter 11 and then conversion to Chapter 7, liquidation, indicates that the company will not continue to exist. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that will be necessary in the circumstances. In addition, I was unable to obtain written representations from one of the directors of U.S. Online, Inc.

Because of the effects of any adjustments that might have resulted had the ultimate outcome of the uncertainty referred to in the preceding paragraph been known, I do not express an opinion on the financial statements referred to above.

January 6, 1999


Joseph J. Repko, C.P.A

                                U.S. ONLINE, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997





                                     ASSETS


 CURRENT ASSETS
    Cash and cash equivalents                                             $6,573
    Accounts receivable:
      Franchise                                                           34,000
      Customers                                                           19,783
    Due from shareholders                                                  4,800
    Due from franchise owners                                             34,610
                                                                        --------
                    Total current assets                                 $99,766


FIXED ASSETS - AT COST                                                   709,319
    Less accumulated depreciation and amortization                       187,550
                                                                        --------
                                                                         521,769

OTHER ASSETS
    Deposits                                                              13,647
    Organization Costs - Net                                              12,500
                                                                        --------
                                                                          26,147

                                                                        --------
                    TOTAL ASSETS                                        $647,682
                                                                        ========

                                U.S. ONLINE, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997



                      LIABILITIES AND SHAREHOLDERS' EQUITY



CURRENT LIABILITIES

    Current portion of capital lease obligations                        169,512
    Accounts payable and accrued expenses                               714,050
    Franchise deposits                                                  485,030
    Sales tax payable                                                     3,852
    Deferred revenue                                                     47,175
                                                                    -----------
                    Total current liabilities                        $1,419,619



CAPITAL LEASE OBLIGATIONS, net of current portion                       264,684
                                                                    -----------

                    Total Liabilities                                 1,684,303
                                                                    -----------



SHAREHOLDERS' EQUITY

    Common stock - authorized 200,000,000 shares par value
       $.002, issued and outstanding 9,936,000 shares                    19,871
    Additional paid in capital                                          756,076
    Accumulated deficit                                              (1,812,568)
                                                                    -----------
                    Total Shareholders' Equity                       (1,036,621)
                                                                    -----------

                    TOTAL LIABILITIES AND SHAREHOLDERS EQUITY          $647,682
                                                                    ===========

                                U.S. ONLINE, INC.
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997




Operating revenue                                                     $ 610,564

Cost of revenue                                                       1,119,580
                                                                    -----------

          Gross profit                                                 (509,016)

Operating expenses                                                      692,789
                                                                    -----------

          Operating loss                                             (1,201,805)

Other income (expense)
    Depreciation                                                       (148,494)
    Interest expense                                                    (70,347)
    Interest income                                                      13,143
    Debt forgiveness income                                              97,361
                                                                    -----------

          NET LOSS                                                   (1,310,142)
                                                                    ===========


Net loss per share of common stock                                    $    (.21)
                                                                    ===========

Weighted average shares outstanding                                   6,260,319
                                                                    ===========

                                U.S. ONLINE, INC
              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997


                                                                                                                          Total
                                                        Common Stock              Capital In                             Share-
                                             -----------------------------        Excess of         Accumulated          Holders'
                                                 Shares           Amount          Par Value           Deficit            Equity
                                             ---------------    ------------    ---------------    --------------     -------------

Balance, January 1, 1997                            875,000          $1,750            $27,858         ($44,483)        ($14,875)

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for cancellation of
 Debt                                                55,000             110             12,190                            12,300

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for investment return
 Under the Rule 419 offering                        362,500             725                                                  725

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for service to be
 Rendered                                             7,500              15                                                   15

U.S. Online, Inc. prior to merger                 6,400,000           6,400            449,400         (457,943)          (2,143)

Issuance of common stock to
 Investors in private placement
 Prior to merger in June 1997
 U.S. Online                                         17,333              17             12,982                            12,999

                                U.S. ONLINE, INC.
          COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (cont)
                          YEAR ENDED DECEMBER 31, 1997


                                                                                                                          Total
                                                            Common Stock               Capital In                         Share-
                                                    ----------------------------       Excess Of       Accumulated        Holders'
                                                       Shares           Amount         Par Value         Deficit          Equity
                                                    -----------      -----------      -----------      -----------      -----------
Exchange of U.S. Online Stock                        (6,417,333)         ($6,417)           6,417

Issuance of common stock to
 U.S. Online, Inc. shareholders
 In a 1:1 exchange                                    6,417,333           12,834          (12,834)



Issuance of common stock to
Investors in a private placement
On July 19, 1997 at $.75 per share                       19,667               39           14,711                            14,750

Issuance of common stock to
Investors in a private placement
On October 29,1997 at $.25 per share
                                                        199,000              398           49,352                            49,750
Issuance of common stock to
Investors in a private placement
On October 29,1997 at $.10 per
Share
                                                      2,000,000            4,000          196,000                           200,000


Net loss for the year
 ended December 31, 1997                                                                               ($1,310,142)      (1,310,142)

                                                    -----------      -----------      -----------      -----------      -----------

Balance                                               9,936,000          $19,871         $756,076      ($1,812,568)     ($1,036,621)
                                                    ===========      ===========      ===========      ===========      ===========

                                U.S. ONLINE, INC
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997



                                                                           1997
                                                                    -----------
Cash flows from operating activities:
    Net loss                                                        ($1,310,142)
Adjustments to reconcile net (loss) to net
  cash provided by operating activities:
    Depreciation and amortization                                      154,0810
    Changes in assets and liabilities:
        Increase in accounts receivable                                 (12,143)
        Decrease in due from Franchise Pop's                             63,500
        Increase in due from franchise owners                           (34,610)
        Increase in accounts payable and accrued expenses               589,151

        Increase in franchise deposits                                   88,030
        Increase in deferred revenue                                     47,175
        Increase in sales tax payable                                     3,852
                                                                    -----------
        Increase in security deposits                                    (8,459)

                                                                    -----------

                    Net cash used in operating activities              (419,565)
                                                                    -----------

Cash flows from investing activities:
    Additions to property and equipment                                  99,111
    Payment for organizational costs                                    (14,750)
                                                                    -----------

                    Net cash used in investing activities              (113,861)
                                                                    -----------

                                U.S. ONLINE, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997


Cash flows from financing activities:
    Repayment of principle under capital lease obligations             (189,550)

    Issuance of common stock in a private placement                     264,500

                                                                      ---------

                    Net cash provided by financing activities            74,950
                                                                      ---------

                    Net decrease in cash                               (458,476)

Cash and cash equivalents - beginning of year                           465,049
                                                                      ---------

Cash and cash equivalents - ending of year                               $6,573
                                                                      =========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     Summary of Significant Accounting Policies

     This summary of significant accounting policies of U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company" is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity.

     Nature of Operations

     U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company", was organized under the laws of New York on July 18, 1989, and is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

     Basis of Combination

     The combined financial statements include the accounts of U.S. Online, Inc., a Pennsylvania Corporation and Venture Quest, Inc., a New York Corporation. All significant intercompany accounts and transactions have been eliminated in the combination.

     Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets. Organization costs are amortized on a straight-line basis over a period of five years.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. The Company had a net loss of $1,310,410 at December 31, 1997 and accordingly no provision for income taxes is necessary. The Company has loss carry forward that may be offset against future federal income taxes expiring 2112.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (con't)

     Repairs and Maintenance

     Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

     Cash and Cash Equivalents

     The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

     Loss per Share

     The loss per share is based on the weighted average number of shares of common stock outstanding during the year.

     Fair Value of Financial Instruments

     The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1997, the carrying value of the assets were $647,682 which equates their fair value. The carrying value of the capital lease obligations was $434,196 and are reflective of borrowing rates currently available to the Company.

     Deferred Revenue

     Deferred revenue represents prepayment of customer accounts for services to be rendered. These revenues are amortized over the number of months in the period.

NOTE 2 - CONCENTRATION OF CREDIT RISK

     The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations.


NOTE 3- FIXED ASSETS

Major classifications of property and equipment are summarized below:

                                                            Dec. 31,1997
                                                              --------

                   Computer equipment and software            $666,784
                   Furniture and Fixtures                       41,100
                   Leasehold improvements                        1,435
                                                              --------

                                                              $709,319
                                                              ========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS

     Balance Sheet Items

     Long Term Debt

     U.S. Online, Inc. had incurred a related party obligation to a company for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. At December 31, 1996, the net advanced costs were $242,945 and were included on the balance sheet financial statement as long-term debt related party.

     Retirement of Long Term Debt

     On April 7, 1997, the Board of Directors voted to exchange $200,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the deposits are estimated at a fair market value established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Manhattan, NY, Edison, NJ, Eatontown, NJ and Morristown, NJ.

     On August 3, 1997, the Board of Directors voted to exchange the remaining $40,000 demand note to a related party for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassau County, Long Island New York, Southern Westhester County, New York and Vineland, New Jersey.

     Advances

     Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416 and were included in the financial statement as advances from related parties.

     Forgiveness of Debt (Advances)

     On April 7, 1997, management reached an agreement with the related companies concerning the advances. The related companies agreed to forgive the advances in the amount of $97,661 of which $94,416 was listed as related party advances on the balance sheet at December 31, 1996.

     Operating Sub-Lease

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS (cont)

     Security system, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.


NOTE 5 - CAPITAL LEASE OBLIGATIONS

     The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. Some of the lease obligations are secured by the corresponding assets, guaranteed by a related party Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1997 for capital lease obligations were as follows:

                                                                Minimum            Gross
                                                                Monthly            Lease
                                                               Obligation        Obligations
                                                               ----------        -----------
Capital lease obligation for modem pools, including interest   $ 621.               $27,324
  of 12 5/8%, expires August 2001
Capital lease obligation for modem pools, including interest     539.                19,404
  of 18 3/8%, expires December 2000
Capital lease obligation for computer network, including         101.                   404
  interest of 20 11/16%, expires April 1998
Capital lease obligation for computer server, including          468.                 9,828
  interest of 19.2%, expires September 1999
Capital lease obligation for computer web space, including       520.                 7,800
  interest of 22.8%, expires March 1999
Capital lease obligation for computer equipment, including       414.                 6,210
  interest of 23 7/16%, expires March 1999
Capital lease obligation for computer equipment, including       259.                 3,626
  interest of 86 1/8%, expires February 1999
Capital lease obligation for office furniture, including         416.                15,392
  interest of 19 15/16%, expires January 2001
Capital lease obligation for computer equipment                 5,189               217,938
    including interest of 13.41%, expires June 2001
Capital lease obligation for furniture, including               1,199                19,184
    interest of 29.47%, expires April 1999
Capital lease obligation for computer network bundle,             141                 4,089
    Including interest of 5.93%, expires May 2000
Capital lease obligation for furniture, including                 163                 4,564
    Interest of 29.9%, expires April 2000
Capital lease obligation for copier machine,                      175                 9,275
    including interest of 21.05%, expires May 2002

                             U.S. ONLINE, INC.
                  COMBINED NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1997


Capital lease obligation for modem pool equipment,                                 196        5,488
    including interest of 25.3%, expires April 2000
Capital lease obligation for computer equipment                                    640       26,240
    including interest of 11.91%, expires May 2001
Capital lease obligation for modem bundles                                       6,052      121,040
    including interest of 9.47%, expires August 1999
Capital lease obligation for monitors, keyboards & routers                         235        7,755
    including interest of 11.91%, expires September 2000
Capital lease obligation for scanners and printers                                 186        6,138
    including interest of 18.05%, expires September 2000
Capital lease obligation for racks and cards                                       134        4,422
    including interest of 14.0%, expires September 2000
Capital lease obligation for net frames and processors                             184        6,624
    including interest of 15.49%, expires December 2000
Capital lease obligation for tiget switch and ports                                163        5,216
    including interest of 12.8%, expires August 2000
Capital lease obligation for master switch and conv. rack                          335       12,060
    including interest of 12.81%, expires December 2000


                                                                             ---------    ---------

Future minimum lease payments                                                 $18,330.     $540,021
                                                                             =========    =========

Annual maturities are as follows:

                                                                             1998          $219,152
                                                                             1999           172,548
                                                                             2000           105,628
                                                                             2001            41,818
                                                                             Thereafter         875
                                                                                          ---------
                                                                                           $540,021

Less amounts representing interest                                                         (108,554)
                                                                                          ---------

Present value of minimum lease payments                                                    $431,467

Less current portion                                                                        169,512
                                                                                          ---------

Capital lease obligation, net of current portion                                           $261,955
                                                                                          =========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 6 - LEASES

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

     Security System, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.

     Future minimum rentals under all non cancelable operating leases are as follows:

                            Year Ending December 31,

                             1998          $23,235
                             1999           15,409
                             2000            1,225
                                           -------
                                           $39,869
                                           =======

     On August 3, 1997, the Board of Directors voted to exchange $60,000 of related party rents, or five months of payments where the equivalent is $60,000, for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% as established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassau County, Long Island New York, Southern Westchester County, New York and Vineland, New Jersey. (See Retirement of Long Term Debt footnote above)

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 7 - AGREEMENT, MERGER AND CORPORATE NAME CHANGE

     On May 7, 1997, U.S. Online, Inc., a Pennsylvania Corporation, signed a merger agreement with Venture Quest, Inc., a New York corporation. One share of the Company's common stock was exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code. Venture Quest, Inc. has elected to adopt the U.S. Online, Inc. name effective the date of the merger which was June 26, 1997.

NOTE 8 - OMNIBUS AND SENIOR EMPLOYEE STOCK OPTION PLAN

     On December 11, 1997, the Company voted to authorize 10,000,000 shares of common stock for an employee stock option plan. The term of the plan will be 10 years. The Company issued 864,000 shares to certain executives of the Company with various employment restrictions and an exercise price of $.25.

NOTE 9 - EQUITY FINANCING, CAPITAL STOCK AND WARRANT PURCHASE SHARES

     On June 19, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis ", under Regulation A, 133,334 shares of common stock at a price of $.75 per share. The offering closed with 19,667 shares being issued and raised $14,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis ", under Regulation A, 400,000 shares of common stock at a price of $.25 per share. The offering closed with 199,000 shares being issued and raised $49,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis ", under Regulation A, 2,000,000 shares of common stock at a price of $.10 per share with a minimum purchase of five thousand dollars ($5,000) during the third and fourth quarters of 1997. The offering closed on October 29, 1997 with the maximum shares being issued and raised $200,000.

     On July 18, 1997, the Board of Directors voted to issue to all shareholders of record as of July 18, 1997 a Class A Common Stock Purchase Warrant with an exercise price of $2.00 per share and a maturity of two years from issuance.

     On October 31, 1997, the Board of Directors voted to issue to all shareholders of record a Class B Common Stock Purchase Warrant, whereby the shareholder of record could exercise the warrant shares at an exercise price of four dollars ($4.00) per share on a one for one basis and a maturity of one year from date of issuance.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 10 - NONMONETARY TRANSACTION

Capital lease obligations were incurred for the purchase of equipment in the amount of $428,640.

NOTE 11 - FRANCHISE

     The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

NOTE 12 - RETIREMENT OF LONG-TERM DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Board of Directors voted to exchange $242,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the April 7, 1997 deposits are at a fair market value and the August 3, 1997 deposits were issued at a discount as established by the Board of Directors.

NOTE 13 - FOREGIVENESS OF DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Company reached an agreement with the related companies concerning outstanding debt. The related companies agreed to forgive debt in the following amounts which are listed as related party advances on the balance sheet at December 31, 1996.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 14 - COMBINED FINANCIAL STATEMENTS

     Included in the financial statements at December 31, 1997 is the following proforma balance sheet and income statement activity of Venture Quest, Inc, the former development stage company.

            Venture Quest, Inc.                               Venture Quest, Inc.
              Balance Sheet                                 Statement of Operations
            December 31, 1997                                    Year  Ended
            -------------------                               December 31, 1997
                                                            -----------------------

 Assets                                               Sales                     $    --
 ------
 Cash                                    $222
 Loan Receivable Officers               1,170         Bank Fees                      57
                                     --------
                                       $1,392         Professional Fees          (3,000)
                                     ========
                                                      Taxes                         976
                                                                               --------
 Liabilities and Shareholder's Equity
 ------------------------------------
 Loan Payable Officer                 $12,300         Net Income                 $1,967
                                                                               ========
 Loan Payable Affiliate                 2,000
                                     --------
                                       14,300         Retained Earnings
                                                       - Beginning              (44,483)
                                                                               --------
 Common Stock                           1,750
 Additional Paid In Capital            27,858         Retained Earnings
 Retained Earnings                    (42,516)         - Ending                ($42,516)
                                     --------                                  ========
                                     ($12,908)
                                     --------
                                       $1,392
                                     ========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 15 - FRANCHISE DEPOSITS

     The Company has received certain deposits in the amount of $344,500 which is reflected as franchise deposit liabilities at December 31, 1997. Upon completion of the Uniform Franchise Offering Circular and the specific performance and obligations of the Company to install these franchise points-of-presence (POP) the Company will recognize such amounts as revenue.

NOTE 16 - REALIZATION OF ASSETS AND GOING CONCERN

     As shown in the accompanying financial statements, the Company incurred a net loss of $1,310,142 during the year ended December 31, 1997, and as of that date, the Company's current liabilities exceeded its current assets by $1,319,853 and its total liabilities exceeded its total assets by $1,036,621. These factors create an uncertainty as to the Company's ability to continue as a going concern. The Company has developed a plan to reduce its liabilities through the sale of assets (POP franchises) and/or a possible third party financing. The ability of the Company to continue as a going concern is dependent upon the success of the plan. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 17 - COMMITMENTS

     On June 5, 1997 the Board of Directors agreed to issue 50,000 shares of common stock to the Company's internal legal council in exchange for services.

     On February 4, 1997 the Board of Directors agreed to issue 3,333 shares of common stock to the Company's franchise legal council in exchange for services.

     On December 11, 1997, the Company voted to issue the Company's Principal Executive Officer 500,000 shares under the Senior Stock Option Plan and a maximum compensation package of $125,000 annually inclusive of the stock options. In addition, this employment contract would require certain performance results.

NOTE 18 - SUBSEQUENT EVENTS

     Issuance of Convertible Subordinated Debentures.

     The Board of Directors voted on September 16, 1997 to issue and register with the securities and exchange commission under Regulation A, 300,000 shares of 9% subordinated convertible debentures with a floating exercise price at a 20% discount to the average closing bid price 15 days prior to conversion and a five year maturity. Under the Securities Purchase Agreement dated May 6, 1998, the Company raised $300,000 by issuing these subordinated debentures and entered into an Intercreditor Agreement with the Note Holders.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

     Bankruptcy Filings (Chapter 11)

     On August 25, 1998 the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United states Bankruptcy Court for the District of New Jersey. At the time of the filing, the Company represented that the going concern of the business exceeded its liquidation value.

     Sale of Assets under Chapter 11

     On or about October 23, 1998, the Company and the United States Bankruptcy Court entered into an agreement with a competitor to sell substantially all of its corporate assets for $566,000, including $161,000 paid to satisfy certain executory contracts, eleven point of presence locations and all equipment located at the Mount Laurel headquarters of the Company.

     Litigation and Objections to Motions under Chapter 11 protection

     Certain motions of protest were filed against the Company and its principles for the sale of the Company's assets. In addition, an injunctive relief and compensatory and punitive damages attributable to breach of common law fiduciary duties as shareholders and other improper actions are being sought by certain Point of Presence owners.

     Bankruptcy Motion of Conversion from Chapter 11 to Chapter 7.

     On December 21, 1998, the United States Trustee motioned to convert the Chapter 11 petition to Chapter 7 liquidation proceedings. A United States Trustee was appointed to liquidate the affairs of the Company based on the debtors inability to: provide certain required documentation and schedules, to effectuate a plan of reorganization, to pay quarterly fees due to the United States Trustee and other supporting facts as stated in the December 21,1998 Motion.

                        COMBINED SUPPLEMENTAL INFORMATION

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                            COMBINED COST OF REVENUE
                          YEAR ENDED DECEMBER 31, 1997







Advertising                                                             $539,164
Agent's commissions                                                       33,691
Credit card settlement fees                                               18,154
Electrical expense                                                        15,184
Telecommunication charges                                                513,387
                                                                      ----------

                                                                      $1,119,580
                                                                      ==========

                                U.S. ONLINE, INC
                            SUPPLEMENTAL INFORMATION
                           COMBINED OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1997


Salaries office                                                         $269,083
Payroll tax expense                                                       31,918
Bank charges                                                              15,734
Casual labor                                                              17,358
Charity                                                                    1,800
Computer supplies and software                                            13,837
Dues and subscriptions                                                     1,468
Entertainment                                                              5,818
Fuel and oil                                                               5,895
Insurance                                                                  4,855
Lease - telephone system                                                   3,972
Office expenses and printing                                              25,101
Postage                                                                   47,292
Professional fees                                                         41,444
Rent - office                                                             43,931
Rent - computer room                                                         589
Rental equipment                                                           7,344
Repairs and maintenance                                                    7,408
Security system lease                                                      4,258
Taxes Other                                                                2,193
Technical manuals                                                          2,421
Telephone                                                                126,423
Utilities                                                                 12,647
                                                                        --------

                                                                        $692,789
                                                                        ========

                                U.S. ONLINE, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                U.S. ONLINE, INC.
                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996






CONTENTS                                                                  Page

   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT                         1

   FINANCIAL STATEMENTS

                 BALANCE SHEET                                               2

                 STATEMENT OF OPERATIONS                                     3

                 STATEMENT OF CHANGES IN STOCKHOLDERS'EQUITY                 4

                 STATEMENT OF CASH FLOWS                                     5

                 NOTES TO FINANCIAL STATEMENTS                            6-12

   SUPPLEMENTARY INFORMATION

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT          13
                   ON SUPPLEMENTAL INFORMATION

                 COST OF REVENUE                                            14

                 OPERATING EXPENSES                                         15

                                 JOSEPH J.REPKO
                           Certified Public Accountant
                                453 N. STATE ROAD
                         SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551


               Report of Independent Certified Public Accountants


Board of Directors and Stockholders
U.S. Online, Inc.
Mt. Laurel,  New Jersey

     I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Online, Inc. as of December 31, 1996, and the results of its operations, stockholders' equity and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



JOSEPH J. REPKO, CPA


February 8, 1997

                                U.S. ONLINE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1996

ASSETS

      CURRENT ASSETS
         Cash and cash equivalents                                    $ 459,336
         Accounts receivable:
           Franchise                                                     97,500
           Customers                                                      7,640
         Due from shareholders                                            4,800
                                                                      ---------
                     Total current assets                             $ 569,276

      FIXED ASSETS - AT COST                                            181,568
         Less accumulated depreciation and amortization                  35,719
                                                                      ---------
                                                                        145,849

      OTHER ASSETS                                                        5,188
                                                                      ---------

TOTAL ASSETS                                                          $ 720,313

LIABILITIES AND SHAREHOLDERS'EQUITY

      CURRENT LIABILITIES
         Advances from related parties                                $  94,416
         Current portion of capital lease obligations                    38,993
         Current portion of long term debt - related party               33,320
         Accounts payable and accrued expenses                          124,899
         Accrued interest - related party                                10,932
         Franchise deposits                                             157,000
                                                                      ---------

      Total current liabilities                                         459,560

      LONG TERM DEBT, net of current portion - related party            209,625

      CAPITAL LEASE OBLIGATIONS, net of current portion                  53,271
                                                                      ---------

                     Total Liabilities                                  722,456

      SHAREHOLDERS'EQUITY
         Additional paid in capital                                     449,400
         Common stock - authorized 10,000,000 shares par value
           $.001, issued and outstanding 6,400,000 shares                 6,400
         Accumulated deficit                                           (457,943)
                                                                      ---------
                     Total Shareholders' Equity                          (2,143)
                                                                      ---------

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                             $ 720,313

        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                             STATEMENT OF OPERATIONS
                           YEAR ENDED DECEMBER 31, 1996


Operating revenue                                                   $   143,890

Cost of revenue                                                         161,823
                                                                    -----------

         Gross profit                                                   (17,933)

Operating expenses                                                      382,917
                                                                    -----------

         Operating loss (loss)                                         (400,850)

Other income (expense)
         Depreciation                                                   (35,719)
         Interest expense                                               (21,881)
         Interest income                                                    507
                                                                    -----------

NET LOSS                                                               (457,943)


Net loss per share of common stock                                  $     (.072)

Weighted average shares outstanding                                   6,400,000

        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                                                          Capital in                     Stock-
                                     Common Stock         Excess of       Accum'd       holders'
                                Shares         Amount     Par Value       Deficit        Equity
                                ------         ------     ---------       -------        ------

Balance, January 1, 1996         1,000    $     1,000                                 $     1,000
Adjustment for fifty-
eight hundred to one
stock split                  5,799,000    $     4,800                                       4,800

Issuance of common
stock to investors in
a Private Placement
in December 22, 1996           600,000    $       600     $   449,400                     450,000

Net loss for the year
Ended December 31, 1996                                                 ($  457,943)     (457,943)
                            -----------    -----------    -----------   -----------    -----------
Balance, December 31, 1996    6,400,000    $     6,400    $   449,400   ($  457,943)  ($    2,143)


See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996


                                                                         1996
                                                                         ----
   Cash flows from operating activities:
        Net loss                                                      ($457,943)
   Adjustments to reconcile net (loss) to net
    cash provided by operating activities:
        Depreciation and amortization                                    35,719
        Changes in assets and liabilities:
            Increase in accounts receivable                            (105,140)
            Increase in other assets                                     (5,188)
            Increase in accounts payable and accrued expenses           135,831
            Increase in deposits                                        157,000
                                                                      ---------

                     Net cash used in operating activities             (239,721)
                                                                      ---------

   Cash flows from investing activities
        Additions to property and equipment                             (36,244)
        Loans to stockholder                                             (4,800)
                                                                      ---------

                     Net cash used in investing activities              (41,044)

   Cash flows from financing activities:
        Advances from related parties                                    94,416
        Issuance of common stock to related parties                       5,800
        Net related party loans                                         189,885
        Issuance of common stock in a private placement                 450,000
                                                                      ---------

                     Net cash provided by financing activities          740,101
                                                                      ---------

                     Net increase in cash                               459,336

Cash and cash equivalents - beginning                                        --
                                                                      ---------

   Cash and cash equivalents - ending                                  $459,336


        See accountant's audit report and notes to financial statements.
                                       -5-

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     Nature of Operations

     U.S. Online,Inc. "the Company", a Pennsylvania Corporation, is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

     On October 17, 1996 the Company issued an aggregate of 5,800,000 shares of restricted common stock to its shareholders in a 5,800 to 1 stock split.

     During 1996, the Company offered to private investors through a private offering a total of 600,000 shares at an offering price of $.75 per share. The maximum offering would raise the company $450,000, the minimum would raise $300,000. At December 31, 1996, the Company obtained its maximum offering.

     Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets.

     Income Taxes

     The company elected to be taxed as a Subchapter "S" Corporation for both federal and state tax purposes. Accordingly, the company's results of operations are reflected in the shareholder's individual tax returns" therefore, no tax provision has been reflected in the accompanying financial statements. On December 22, 1996, the company terminated its Subchapter "S" election due to the addition of a corporate shareholder.

     The company filed a regular corporate return for the short period December 22, to December 31, 1996. No provision for taxes has been reflected on the accompanying financial statement due to a net loss for the short period.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Con't)

     Repairs and Maintenance

     Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

     Cash and Cash Equivalents

     The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

     Loss per Share

     The loss per share is based on the weighted average number of shares of common stock outstanding during the year. The effect of the stock split of 5,800 to 1 has been considered in this calculation.

     Fair Value of Financial Instruments

     The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1996, the carrying value of the assets were $720,313 which equates their fair value. The carrying value of the capital lease obligations was $92,264, the related party long-term note was $242,945, and the related party advances were $94,416 and are reflective of borrowing rates currently available to the Company.

NOTE 2 - CONCENTRATION OF CREDIT RISK

     The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations. At December 31, 1996, the Company held $459,336 in one bank account which is in excess of the federal deposit insurance company limit of $100,000 creating a potential concentration of credit risk of $359,336.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 3- FIXED ASSETS

     Major classifications of property and equipment are summarized below:

                                                               1996
                                                               ----

            Computer equipment and software                  $164,418
            Furniture and Fixtures                             15,715
            Leasehold improvements                              1,435
                                                             --------

                                                             $181,568
                                                             --------

     At December 31, 1996 the Company agreed to assume title of assets under capital leases previously leased by a related party. The equipment was physically in operation by the Company and payments were made by the Company directly to the third party lessors.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Balance Sheet Items

     Notes Payable
     U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at 9% annually and is payable in monthly installments of $5,043 beginning March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

     Annual maturities are as follows:

                          1997                          $ 33,320
                          1998                            43,413
                          1999                            47,486
                          2000                            51,940
                          2001                            56,812
                          2002                             9,974
                                                        --------
                                                        $242,945
                                                        --------

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


     Advances

     Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416.

     Operating Sub-Lease

     The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000. Computer equipment, monthly payments of $979, on various leases expiring December 1999.

NOTE 5 - CAPITAL LEASE OBLIGATIONS

     The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. The lease obligations are secured by the corresponding assets, guaranteed by a related party Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1996 for capital lease obligations were as follows:

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


                                                      Minimum      Gross
                                                      Monthly      Lease
                                                      Obligation   Obligations
                                                      ----------   -----------

  Capital lease obligation for modem pools,              $586      $32,831
   including interest of 12 5/8%
  Capital lease obligation for modem pools,               539       25,328
   including interest of 18 3/8%
  Capital lease obligation for computer network,          101        1,621
   including interest of 20 11/16%
  Capital lease obligation for computer server,           442       14,595
   including interest of 15 1/16%
  Capital lease obligation for computer web space,        491       13,261
   including interest of 18 9/16%
  Capital lease obligation for computer equipment,        414       11,187
   including interest of 23 7/16%
 Capital lease obligation for computer equipment,         259        6,737
   including interest of 86 1/8%
 Capital lease obligation for office furniture,           416       20,386
                                                     --------     --------
   including interest of 19 15/16%
 Future minimum lease payments                         $3,248     $125,946
                                                     --------     --------

Annual maturities are as follows:
                                                         1997      $38,993
                                                         1998       38,182
                                                         1999       25,709
                                                         2000       17,956
                                                         2001        5,106
                                                                  --------
                                                                  $125,946

Less amounts representing interest                                 (33,682)

Present value of minimum lease payments                            $92,264

Less current portion                                               (38,993)

Capital lease obligation, net of current portion                   $53,271

NOTE 6 - LEASES

     The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000. Computer equipment, monthly payments of $979, on various leases expiring December 1999.

     Future minimum rentals under all non-cancelable operating leases are as follows:


                            Year Ending December 31,

                       1997                   $ 35,085
                       1998                     23,235
                       1999                     15,409
                       2000                      1,225
                                              --------
                                              $ 74,954

NOTE 7 - PROPOSED MERGER

     On December 2, 1996 the Company signed a letter of intent to merge with Venture Quest, Inc., a New York corporation. One share of the Company's common stock will be exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code.

NOTE 8 - NOTES PAYABLE

     Notes Payable

     U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at 9% annually and is payable in monthly installments of $5,043 beginning March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 8 - NOTES PAYABLE (con't)

     Annual maturities are as follows-.

                            1997                    $33,320
                            1998                     43,413
                            1999                     47,486
                            2000                     51,940
                            2001                     56,812
                            2002                      9,974
                                                   --------
                                                   $242,945

NOTE 9 - NONMONETARY TRANSACTION

     Capital lease obligations were incurred for the purchase of equipment in the amount of $104,512.

     Related parties contributed equipment in the amount of $48,312 along with the payment of Company expenses in the amount of $346,390. The equipment has been recorded in the accompanying balance sheet at its fair market value on the date of the transfer.

NOTE 10 - FRANCHISE

     The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. STATE ROAD
                         SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551




               Report of Independent Certified Public Accountants
                          On Supplementary Information








Officers and Directors
U.S Online, Inc.
Mount Laurel, NJ


     My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of U.S. Online, Inc. for the year ended December 31, 1996, which is presented in the preceding section of this report. The supplementary information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


JOSEPH J. REPKO, CPA


February 8, 1997

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                                 COST OF REVENUE
                           YEAR ENDED DECEMBER 31, 1996








Advertising                                                              $80,131
Agent's commissions                                                        7,986
Credit card settlement fees                                                6,279
Electrical expense                                                         4,390
Telecommunication charges                                                 63,037
                                                                        --------
                                                                        $161,823
                                                                        ========


              See accountant's report on supplemental information.

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                               OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1996




Salaries office                                                          $80,325
Payroll tax expense                                                        7,695
Automobile expenses                                                        1,126
Casual labor                                                              13,380
Charity                                                                      600
Computer supplies and software                                            40,409
Consulting                                                                20,000
Corporate taxes                                                              325
Dues and subscriptions                                                     4,485
Entertainment                                                              1,177
Fuel and oil                                                               1,071
Insurance                                                                  1,645
Lease - telephone system                                                   4,334
Office expenses                                                           30,221
Postage                                                                   32,112
Printing                                                                  12,790
Professional fees                                                         48,640
Rent - office                                                             35,674
Rent - computer room                                                         785
Rental equipment                                                          14,181
Repairs and maintenance                                                    1,741
Security system lease                                                      4,876
Technical manuals                                                            865
Telephone                                                                 16,946
Utilities                                                                  7,514
                                                                        --------

                                                                        $382,917
                                                                        ========



              See accountant's report on supplemental information.

                                  Webspan, Inc.

                              Financial Statements

                      Year ended December 31, 1997 and 1996

                                  WEBSPAN, INC.
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



CONTENTS                                                                    Page

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT                    1

         FINANCIAL STATEMENTS

                  BALANCE SHEETS                                              2

                  STATEMENTS OF OPERATIONS                                    3

                  STATEMENT OF STOCKHOLDERS' DEFICIT                          4

                  STATEMENTS OF CASH FLOWS                                    5

                  NOTES TO FINANCIAL STATEMENTS                               6

                                  Webspan, Inc.
                                 Balance Sheets

--------------------------------------------------------------------------------

                                                     December 31,   December 31,
                                                         1997           1996
                                                     -----------    -----------

ASSETS

Current:
   Cash and cash equivalents                         $    45,161    $    75,245
   Accounts receivable                                        --         57,428
   Prepaid expenses and other current assets              48,683        29,2100
                                                     -----------    -----------
       Total current assets                               93,844        161,883
                                                     -----------    -----------

Fixed:
   Equipment and Equipment Leases                        417,794        406,632
   Less: Accumulated Depreciation                       (213,680)       (81,326)
                                                     -----------    -----------
       Net fixed assets                                  204,114        325,306
                                                     -----------    -----------

   Other assets                                           11,875         41,084
                                                     -----------    -----------
TOTAL ASSETS                                         $   309,833    $   528,273
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current:
   Notes payable - current portion                   $   132,372    $    85,416
   Equipment lease payable - current portion              19,344         19,343
   Accounts payable and accrued expenses                 126,810        147,985
   Deferred income                                       751,561        408,898
                                                     -----------    -----------
       Total current liabilities                       1,030,087        661,642
                                                     -----------    -----------

Long Term:
   Notes payable - long term portion                          --         75,428
   Equipment leases payable - long term portion           10,193         29,537
   Deferred income                                        32,890            955
                                                     -----------    -----------
       Total long-term liabilities                        43,083        105,920
                                                     -----------    -----------

Officer Loans Payable                                    105,322        257,932
                                                     -----------    -----------
       Total liabilities                               1,178,492      1,025,494
                                                     -----------    -----------

Stockholders' Deficit:
Capital stock, no par value, 1,000,000 shares            300,000        300,000
   authorized and issued
Accumulated deficit                                   (1,168,659)      (797,221)
                                                     -----------    -----------
       Total stockholders' deficit                      (868,659)      (497,221)
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $   309,833    $   528,273
                                                     ===========    ===========

       See independent auditor's report and notes to financial statements

                              Webspan, Inc.
                        Statements of Operations

--------------------------------------------------------------------------------

                                                         For the twelve months
                                                          ended December 31,
                                                     ---------------------------


                                                         1997           1996
                                                     -----------    -----------

Revenues                                             $ 1,265,470    $   643,017
Cost of revenues                                       1,356,493        698,388
                                                     -----------    -----------
   Gross Profit                                          (91,023)       (55,371)

Operating expenses:
   Selling, General and Administrative                   270,679        741,850
                                                     -----------    -----------
Loss from operations                                    (361,702)      (797,221)

Other Income(expense):
Interest expense                                           9,736             --
                                                     ===========    ===========
Net Loss                                             $  (371,438)   $  (797,221)
                                                     ===========    ===========

Loss per share of common stock                       $     (0.37)   $     (0.80)
                                                     ===========    ===========

Weighted average number of shares outstanding:         1,000,000      1,000,000
                                                     ===========    ===========


       See independent auditor's report and notes to financial statements

                                  WEBSPAN, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT

--------------------------------------------------------------------------------

     Twelve months ended December 31, 1997 and 1996
     -----------------------------------------------------------------------------------------------------------
                                                                                  Accumulated
                                                                Common Stock           Deficit            Total
     -----------------------------------------------------------------------------------------------------------
     Balance, January 1, 1996                                       $     --        $       --         $     --
     Issue 1,000,000 shares - Capital Stock, no par                  300,000                --          300,000
     Net Loss                                                             --          (797,221)        (797,221)
     -----------------------------------------------------------------------------------------------------------
     Balance, December 31, 1996                                      300,000          (797,221)        (497,221)
     Net Loss                                                             --          (371,438)        (371,438)
     ===========================================================================================================
     Balance, December 31, 1997                                      300,000        (1,168,659)        (868,659)
     ===========================================================================================================



       See independent auditor's report and notes to financial statements

                                    Webspan, Inc.
                              Statements of Cash Flows
                        Increase (Decrease) in Cash and Cash Equivalents

--------------------------------------------------------------------------------

                                                              Twelve months
                                                            ended December 31,
                                                         -----------------------

                                                            1997         1996
                                                         ---------    ---------
Cash flow from operating activities:

Net Loss                                                 $(371,438)   $(797,221)
Adjustments to reconcile net loss to net cash used
by operating activities:
   Depreciation and amortization                           132,354       81,326
   Changes in assets and liabilities:
      Accounts receivable                                   57,428      (57,428)
      Prepaid expenses and other                           (19,473)     (29,210)
      Other assets                                          29,209      (41,084)
      Accounts payable and accrued expenses                (21,175)     147,985
      Deferred income                                      374,598      409,853
                                                         ---------    ---------
Net cash used by operating activities                      181,503     (285,779)

Cash flows from investing activities:
   Acquisition of equipment                                (11,162)    (406,632)
                                                         ---------    ---------
     Net cash used by operating activities                 (11,162)    (406,632)

Cash flows from financing activities:
   Proceeds from notes payable                                  --      160,844
   Proceeds from officer loans payable                          --      257,932
   Proceeds from equipment leases payable                       --       48,880
   Repayments of notes and officer notes payable          (181,082)          --
   Repayments of equipment leases payable                  (19,343)          --
   Proceeds from sale of capital stock                          --      300,000
                                                         ---------    ---------
     Net cash used by financing activities                (200,425)     767,656

                                                         ---------    ---------
Net increase in cash and cash equivalents:               $ (30,084)   $  75,245

Cash, beginning of period                                   75,245           --
                                                         =========    =========
Cash, end of period                                      $  45,161    $  75,245
                                                         =========    =========


            See independent auditor's report and notes to financial statements

                                  Webspan, Inc.

                          Notes to Financial Statements

                           December 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

     The Company is a corporation organized on January 5, 1996 under the laws of the state of New Jersey for the purpose of serving as an internet web host.

NOTE 2 - EQUIPMENT AND DEPRECIATION

     Equipment is stated at cost and equipment leases are all capitalized. Depreciation is computed over a period of five (5) years using the double-declining balance method. All equipment is subject to an U. C. C. security interest.

NOTE 3 - EQUIPMENT LEASE PAYABLE

     Equipment lease payable represents the balance of lease payments due on the capitalized leases included in note 2.

NOTE 4 - NOTES PAYABLE/DEFERRED INTEREST

     Net server equipment in the amount of $112,425 was purchased from U. S. Robotics. Note payments of $7,118 are to be made monthly for 24 months of which $58,419 represents deferred interest. The equipment is subject to an U. C. C. filing.

NOTE 5 - DEFERRED INCOME-REVENUE RECOGNITION

     Deferred income applies to prepaid customer subscriptions, which if cancelled at the customer's discretion under each of the respective plans, would be non-forfeitable. Consequently, income will be recognizable at the point that payments are forfeitable.

NOTE 6 - SUBSEQUENT EVENTS

     On January 5, 1998 CPHP, a secured creditor of Webspan, Inc., enforced a security interest against Webspan, Inc. due to its default of an agreement dated December 10, 1995. The U. C. C. security interest was applicable to much of the equipment, equipment leases and to the entire customer list. This effectively terminated Webspan Inc.'s status as a going concern. CPHP subsequently transferred all the acquired assets to Webspan Communications, Inc. subject to a new U. C. C. interest on the equipment and customer list in exchange for its stock.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

                                -----------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary .......................................................    2
Risk Factors .............................................................    5
Use of Proceeds ..........................................................   12
Dividend Policy ..........................................................   12
Capitalization ...........................................................   13
Management's Discussion and Analysis of Financial
  Condition and Results of Operations ....................................   14
Business .................................................................   18
Management ...............................................................   24
Principal Stockholders ...................................................   29
Certain Transactions .....................................................   30
Description of Capital Stock .............................................   31
Selling Stockholders .....................................................   34
Plan of Distribution .....................................................   35
Legal Matters ............................................................   37
Experts ..................................................................   37
Additional Information ...................................................   37
Index to Financial Statements ............................................   38

                                -----------------


================================================================================


                                3,140,518 Shares



                            FRONTLINE COMMUNICATIONS
                                   CORPORATION


                                  Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------






                         _________________________, 1999


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC registration .........................................            $ 2,134.51

Printing and engraving costs .............................              2,000.00

Legal fees and expenses ..................................             25,000.00

Accounting fees and expenses .............................             15,000.00

Miscellaneous ............................................            $ 5,865.49
                                                                      ----------

        Total ............................................            $50,000.00
                                                                      ==========

----------
*    To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains the provisions entitling the Registrant's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Certificate of Incorporation, the Registrant has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law,
(iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Registrant or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as may from time to time be in effect. In addition, the By-Laws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

     During the past three years, the Company sold the following unregistered securities:

     In February 1997, the Company issued an aggregate of 1,168,000 shares of Common Stock for consideration of $.01 per share to the following persons: Nicko Feinberg, Michael Char, Stephen J. Cole-Hatchard, Stephen Cole-Hatchard Family Limited Partnership, Michael Olbermann, Vestrco, Inc., Nino Fontana, Michael Garvey, Jeffrey Cohen, Edward Anderson, Peter Morris and Jay Edward & Partners, Ltd.

     In February 1997, the Company issued options to purchase an aggregate of 165,600 shares of Common Stock (net of forfeitures) to: Michael Garvey, Jeffrey Cohen, Sharon Baker, Ron Signore, Chris Ann Stolecki and Jennifer Brodil. Options issued to Ms. Baker and Mr. Signore were issued in consideration of consulting services.

     In May 1997, the Company issued an aggregate of 160,000 shares of Common Stock for consideration of $2.00 per share to the following persons: Allen Markowitz, William A. Barron, The Rough Group, Robert E. Sullivan and Virginia
M. Sullivan, Richard Baker, William E. Stolecki and James W. Stolecki, Doris Cole- Hatchard, Patrick Keenan, Douglas J. Cole-Hatchard Jr., James P. Quinn and Deborah A. Quinn, William J. Collins, Lewis L. Prince, Michael J. Dooling, Maureen T. Donoghue, Geraldine Garvey, Edwin Kahn and Wilma R. Kahn, Bruce G. Tracy, Elizabeth M. Dooling, FKF Holding Company, L.P.

     In December 1997, the Company issued 100,000 shares of Common Stock and options to purchase 80,000 shares to Ronald Shapss. The securities issued to Mr. Shapss were issued in consideration of consulting services. In addition, 300,000 warrants were issued to Edward Anderson (40,000), Doris Cole-Hatchard (64,000) and The Rough Group (196,000) in connection with a private placement.

     In October 1998, we issued 10 shares of series A convertible preferred stock to the stockholders of WOWFactor, Inc. in connection with our acquisition of all of the outstanding common stock of WOWFactor, Inc. The series A preferred stock is convertible on July 15, 1999 into a maximum of 250,000 shares of our common stock.

     In December 1998, we issued 113,364 shares of our common stock to the stockholders of Webspan, Inc. in connection with our acquisition of substantially all of the assets of Webspan, Inc.

     In March 1999, we issued 158,856 shares of our common stock and warrants to purchase 21,662 shares of our common stock to two investors in a private transaction for aggregate consideration of $2,000,000.

     Each of the above investors had full access to information relating to the Company and represented to the Company that he or she had the required investment intent. Each of the above investors was sophisticated in that he or she had such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment. In addition, the above-referenced securities will bear appropriate restrictive legends, and stop transfer orders will be placed against such securities.

     In connection with the above referenced issuances, the Company relied on
Section 4(2) under the Securities Act of 1933 as transactions by an issuer not involving any public offering.

Item 16.  Exhibits

3.1       Certificate of Incorporation of the Company.+

3.2       By-Laws of the Company.+

4.1       Certificate of Designation of Series A Preferred Stock.++

5.1 Opinion of Tenzer Greenblatt LLP as to the legality of the securities being registered.*

10.1      Employment Agreements with Messrs. Cole-Hatchard, Feinberg and
          Olbermann.+

10.2      Employment Agreement with Ms. Margaret McGillin.++

10.3 Stock Purchase Agreement dated as of October 1, 1998 by and among the Company, WOWFactor, Inc. and the WOWFactor stockholders.++

10.4 Form of Registration Rights Agreement among the Company and the WOWFactor stockholders.++

10.5 Asset Purchase Agreement dated as of October 9, 1998 by and between the Company and Roxy Systems, Inc. d/b/a Magic Carpet.++

10.6 Letter Offer to Purchase Substantially all of the Assets of US Online, Inc.+++

10.7 Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++

10.8 Amendment to Asset Purchase Agreement dated December 17, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++

10.9 Form of Registration Rights Agreement among the Company and the sole stockholder of Webspan.++++

10.10     1997 Stock Option Plan of the Company.+

10.11     Stock Purchase Agreement dated March 25, 1999, with Exhibit A+++++

10.12     Registration Rights Agreement dated March 25, 1999, with Exhibit
          A+++++

23.1      Subsidiaries

23.2      Consent of BDO Seidman, LLP

23.3      Consent of Joseph J. Repko, CPA

23.4      Consent of Steven H. Mermelstein, CPA

------------
*         To be filed by amendment.

+ Incorporated by reference to the applicable exhibit contained in the Company's Registration Statement on Form SB-2 (file no. 333-34115).

++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 9, 1998.

+++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 23, 1998.

++++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated December 17, 1998.

+++++ Incorporated by reference to the applicable exhibit contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Pearl River, State of New York, on April 28, 1999.

                              FRONTLINE COMMUNICATIONS CORPORATION

                               By: /s/ Stephen J. Cole-Hatchard
                                   ---------------------------------------------
                               Stephen J. Cole-Hatchard, Chief Executive Officer

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Stephen J. Cole-Hatchard, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form SB-2 of Frontline Communications Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                           Date
---------                                   -----                                           ----

                                      Chief Executive Officer, President and                April 28, 1999
/s/ Stephen J. Cole-Hatchard          Director (Principal Executive Officer)
Stephen J. Cole-Hatchard

                                      Chief Information Officer, Executive Vice             April 28, 1999
/s/ Nicko Feinberg                    President of Technology and Director
Nicko Feinberg

                                      Chief Operating Officer, Executive Vice               April 28, 1999
/s/ Michael Olbermann                 President and Director
Michael Olbermann

                                      Chief Financial Officer and Executive Vice            April 28, 1999
/s/ Vasan Thatham                     President (Principal Accounting Officer)
Vasan Thatham

                                      Executive Vice President, Secretary and               April 28, 1999
/s/ Amy Wagner-Mele                   General Counsel
Amy Wagner-Mele

                                      Executive Vice President of Sales,                    April 28, 1999
/s/ Margaret McGillin                 Marketing and Business Development
Margaret McGillin

                                      Director                                              April 28, 1999
/s/ Ronald Signore
Ronald Signore

                                      Director                                              April 28, 1999
/s/ Ronald Shapss
Ronald Shapss